Appendix II to Guarantee Commitment Document
5.01

Contract MA-13550

TRUST INDENTURE

SPECIAL PROVISIONS

        THIS TRUST INDENTURE, dated December __, 1999 (the “Indenture” or the “Agreement”), between (i) ENSCO OFFSHORE COMPANY, a Delaware corporation (the “Shipowner”), and (ii) BANKERS TRUST COMPANY, a New York banking corporation (the “Indenture Trustee”).

RECITALS:

WHEREAS, pursuant to the understandings set forth in the Security Agreement, the Shipowner has authorized the issuance of certain Obligations pursuant to this Indenture in an aggregate principal amount not to exceed $194,855,000 to finance the cost of construction of the Vessel; and

WHEREAS, The Secretary, on behalf of the United States, has agreed to Guarantee the payment of the unpaid interest to the date of such payment on, and the unpaid balance of the principal of, such Obligations under the provisions of Title XI of the Act, and has authorized the Indenture Trustee to cause the Guarantees to be imprinted on the Obligations pursuant to the Authorization Agreement.

A. To aid in financing the construction of the Vessel, the Shipowner has duly executed this Indenture, has duly authorized the issuance hereunder of the Obligations and has entered, or will enter, into (i) on the date hereof, a floating interest rate term loan facility agreement (the “Credit Agreement”) providing for a loan of up to the aggregate principal amount of One Hundred Ninety Four Million Eight Hundred Fifty-Five Thousand United States Dollars (US$194,855,000) with Govco Incorporated (the “Primary Lender”) and Citibank, N.A. (the “Alternate Lender”) (the Primary Lender and the Alternate Lender, collectively the “Lenders”) to be evidenced by one or more promissory notes (the “Note”) duly issued by the Shipowner pursuant to Section 2.03 of Exhibit 1 of this Indenture, designated “United States Government Ship Financing Note, 1999 Series,” having the maturity date and interest rate set forth therein, and, (ii) on or before the Bond Closing Date, one or more bond purchase agreements (each a “Bond Purchase Agreement”) with the purchasers named therein, providing for the sale and delivery of up to the aggregate principal amount of One Hundred Ninety Four Million Eight Hundred Fifty-Five Thousand United States Dollars (US$194,855,000) bonds (the “Bonds”) duly issued by the Shipowner pursuant to Section 2.03 of Exhibit 1 of this Indenture, designated “United States Government Guaranteed Ship Financing Bonds, 7500 Series”, having the maturity date and interest rate set forth therein; if a Note has been issued by the Shipowner, on or before the Mandatory Note Redemption Date, the Shipowner shall redeem the Note with proceeds of Bonds to be issued on such Redemption Date. The Note and the Bonds issued (as the case may be) shall be known as the “Obligations”. In no event shall the aggregate outstanding principal amount of the Obligations exceed 87 1/2% of the Actual Cost as of the Delivery Date of the Vessel or the Depreciated Actual Cost after the Delivery Date of the Vessel;

        NOW THEREFORE, in consideration of the premises, of the mutual covenants herein contained, of the purchase of the Obligations by the Holders thereof, and of other good and valuable consideration, the receipt and adequacy of which the parties hereby acknowledge, and for the equal and proportionate benefit of all the present and future Holders of the Obligations, the parties hereto agree as follows:

ARTICLE FIRST

        Incorporation of General Provisions. This Indenture shall consist of two parts: the Special Provisions and the General Provisions attached hereto as Exhibit 1, and they shall be treated as one instrument. In the event of a conflict, the terms of the Special Provisions shall prevail.

ARTICLE SECOND

        The Obligations.

        (a)(1) The Note or Bonds issued hereunder from time to time shall be designated “United States Government Guaranteed Ship Financing Note, 1999 Series,” or “United States Government Guaranteed Ship Financing Bonds, 7500 Series” and shall be in the forms of Exhibits 2-A and 2-B to this Indenture; and the aggregate principal amount of Obligations which may be issued and outstanding under this Indenture shall not exceed One Hundred Ninety Four Million Eight Hundred Fifty-Five Thousand United States Dollars (US$194,855,000); and each shall mature and bear interest and have such other terms and provisions as set forth therein.

        (2) The denominations of the Obligations shall be in integral multiples of $1,000.

        (b) Limits on Guarantees. The Guarantees extend only to principal and interest owed under the Note and Bonds and only to the extent specified therein. The United States does not guarantee the payment of any other indebtedness of the Shipowner to the Holders or any other Person no matter how the indebtedness arises or whether it is in any way related to the borrowings of the principal amount which is the subject of any Note or Bond, including, but not limited to fees and expenses arising under the Credit Agreement, “Indemnified Amounts” as defined therein, Liquidation Fees, Breakage Fees, Make Whole Premium, “Taxes” or “Other Taxes” as defined in the Credit Agreement or in this Trust Indenture, default interest under Section 4.02(b) of the Credit Agreement, interest for any “Post-Maturity Period” in excess of the “Guaranteed Interest” (as such terms are defined in the Credit Agreement), or any other charges, costs or expenses owed to any Person by the Shipowner and not constituting principal or interest owed under the Note or Bonds.

        (c) The Shipowner shall at all times cause to be maintained in the City of Dallas, State of Texas an office or agency for the purposes specified in Section 5.03 of this Indenture.

        (d) The Indenture Trustee shall at all times have its Corporate Trust Office in the City of New York, State of New York.

ARTICLE THIRD

CERTAIN REDEMPTIONS

        (a) If any Note has been issued hereunder, on or before the Stated Maturity of such Note, the Shipowner may redeem any or all of such Note by issuing on the Redemption Date of such Note, Bonds in a principal amount equal to the outstanding principal amount of and interest accrued on the Note to be so redeemed. All proceeds of Bonds issued pursuant to this paragraph (a), shall be applied by the Shipowner to pay in full the outstanding principal and interest of the outstanding Note to be redeemed on the Redemption Date. Notwithstanding any contrary provision of Section 3.09 and 3.10 of Exhibit 1 hereto, proceeds of Bonds issued pursuant to this paragraph (a) may be paid on the Redemption Date to any such account as the Holder may designate in writing to the Indenture Trustee and the Shipowner, whether or not such account is maintained with the Indenture Trustee, and delivery to such Holder by the Shipowner of an amount sufficient to repay such Holder’s Note in full shall constitute conclusive evidence of such payment for all purposes under this Indenture.

        (b) Mandatory Redemption of Obligations. (1) The Obligations are subject to repayment, upon the terms and conditions provided in this Indenture, through the operation of a mandatory repayment schedule providing for the repayment in consecutive semi-annual installments of a principal amount as indicated in each such Obligation, commencing on the date which is the earlier of (A) six (6) months after delivery of the Vessel and (B) December 31, 2001 (the “Initial Payment Date”), and semi-annually thereafter commencing with the date that is six months following the Initial Payment Date (each a “Payment Date”) to and including, for the Note, the Stated Maturity, and for the Bonds, the date that is no later than fifteen (15) years following the Delivery Date, at one hundred percent (100%) of the principal amount thereof plus interest accrued thereon to such date; provided, however, that notwithstanding the foregoing provisions of this paragraph, in case the principal amount of the Note shall be reduced by reason of any prepayment or redemption described in paragraph (c) of this Article Third, the principal amount of the Obligations to be repaid through the operation of the mandatory repayment schedule on each subsequent scheduled mandatory redemption date shall be subject to reduction as provided in this Indenture. In the event the Note has been issued hereunder which is being redeemed through the issuance of Bonds, (i) the first regularly scheduled principal installment under the Bonds shall be due on the first Payment Date which falls after the first date of issue of the Bonds; (ii) the remaining principal payments shall be payable according to the schedule incorporated into the Bonds and (iii) the last Payment Date for each Bond shall be no later than 15 years from the Delivery Date of the Vessel.

        (2) The Note issued hereunder is also subject to mandatory redemption at a redemption price equal to one hundred percent (100%) of the principal amount thereof, together with interest accrued thereon to the date of redemption, on the Stated Maturity of such Note or, if earlier, the applicable “Mandatory Note Redemption Date” which shall be the tenth (10th) Business Day after receipt by the Shipowner from the Indenture Trustee of the notice specified in the paragraph (b)(3) below of this Article Third, provided that the Secretary may, in his or her discretion, waive in writing the requirement to make such payment on such Mandatory Note Redemption Date. Redemption of the Note on the Mandatory Note Redemption Date shall be subject also to the payment of any Liquidation Fees or Breakage Fees. On the Mandatory Note Redemption Date, the Shipowner may redeem the Note using the proceeds of Bonds issued on such Mandatory Note Redemption Date in accordance with the provisions of paragraph (b) of Article Third hereof.

        (3) So long as any Note shall be outstanding, the Indenture Trustee shall determine the Benchmark Rate on each Business Day and shall notify the Shipowner, the Secretary and each Holder in writing if the applicable Benchmark Rate equals or exceeds the Trigger Rate.

        (c) Optional Obligation Redemptions. (1) At its option, the Shipowner may redeem the Note from time to time, in whole or in part, at a redemption price equal to one hundred percent (100%) of the principal amount thereof, together with interest thereon to such redemption date, and any Liquidation Fees and Breakage Fees in such amounts as set forth in a written notice by the Agent to the Secretary, the Shipowner and the Indenture Trustee. Any partial redemption of the Note pursuant to Section 8.01 of Exhibit 1 to this Indenture shall be subject to payment of any Liquidation Fees or Breakage Fees.

        (2) At its option, the Shipowner may redeem the Bonds, in whole or in part, on any Payment Date, at a redemption price equal to one hundred percent (100%) of the principal amount being redeemed, together with interest accrued thereon to such date, together with the Make Whole Premium specified in such Bonds. No Make Whole Premium shall be owed in connection with any mandatory redemptions of the Bonds, any redemptions of the Bonds at the option of the Secretary, or any other redemption of the Bonds pursuant to any provisions of this Indenture not set forth in this paragraph.

        (3) The right to make any such optional redemption of Obligations shall not be cumulative. If the Shipowner shall elect to make any such optional redemption, the Shipowner shall, at least five (5) Business Days in the case of the Note, and fifteen (15) days in the case of the Bonds, but not more than sixty (60) days, prior to such Redemption Date, deliver to the Indenture Trustee a Request stating that the Shipowner intends to exercise its right as set forth in this paragraph (c)(3) to make such optional redemption and specifying the principal amount of Obligations which the Shipowner intends to redeem on such Redemption Date.

ARTICLE FOURTH

ADDITIONS, DELETIONS AND AMENDMENTS TO EXHIBIT 1

        (a) Concerning Payment of the Obligations. Notwithstanding anything to the contrary in Exhibit 1 hereto, the Obligations to be issued hereunder shall be payable as to principal, premium (if any), and interest, at an office or agency maintained by the Shipowner for such purpose at the Corporate Trust Office of the Indenture Trustee, or at the option of the Shipowner, as to payments of principal, premium (if any), or interest by check mailed by such Corporate Trust Office to the addresses of the Obligees as such addresses shall appear in the Obligation Register, subject in any event to the provisions hereof concerning home office payment. The Indenture Trustee agrees that within 30 days from the date of any payment of principal or interest when the same shall become due and payable by reason of maturity or redemption, a Responsible Officer in the Corporate Trust Office of the Indenture Trustee shall ascertain to his satisfaction that checks in payment of such amounts have been mailed by such Corporate Trust Office to the addresses of the Obligees as provided above, if payment is to be made by check, or if payment is to be made by wire transfer, or by credit to an account maintained by the Obligee with the Indenture Trustee, that such funds have been wired or credited, or if payment is to be made at the Corporate Trust Office, that funds were held by the Indenture Trustee for such payment on the date the payment was due. The Indenture Trustee shall have no obligation to determine whether such checks or payments were received by the Obligees.

        (b) Concerning Selection of Bonds to be Redeemed. Notwithstanding the provisions of Section 3.07 of Exhibit 1 to this Indenture, (i) if less than all the Obligations are to be optionally redeemed under any of the provisions contained or referred to in Article Third hereof or Article III of said Exhibit 1, the Indenture Trustee shall select, pursuant to written instructions of the Shipowner, the portions ($1,000 or any integral multiple thereof) of the Obligations to be redeemed on the Redemption Date by allocating the principal amount to be redeemed among the Holders of the Obligations in proportion to the respective principal amount of the Obligations registered in their respective names.

        (c) Concerning Home Office Payment. Notwithstanding any terms of this Indenture or the Obligations to the contrary, the Shipowner may enter into an agreement with any Holder of an Obligation providing for payment to such Holder by check, or at the request of such Holder, by credit to an account maintained by the Holder with the Indenture Trustee, or by wire transfer of the principal of and the premium (if any), and interest on such Obligation or any part thereof at a place other than the place or places specified in such Obligation as the place for such payment, and for the making of notation (if any), of such payment on such Obligation by such Holder, or by an agent of the Shipowner or of the Indenture Trustee without presentation of such Obligation. The Shipowner will furnish to the Indenture Trustee a copy of each such agreement.

        (d) Concerning Section 7.02. The amount “$25,000,000” in Section 7.02 of Exhibit 1 hereto is hereby deleted, and there is substituted therefor the amount “$100,000,000.”

        (e) Concerning Section 7.03. A new Section 7.03(r) is hereby added to Exhibit 1 and reads as follows:

“The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees appointed with due care.”

(f) Concerning Section 7.04. The words starting with “(2) indemnify” in the first sentence of Section 7.04 of Exhibit 1 are hereby deleted and replaced with the following:

“indemnify the Indenture Trustee and its agents, attorneys, custodians or nominees for, and hold each of them harmless against, any loss, liability or expense which any of them may incur or suffer without negligence or bad faith in acting under this Indenture or the Authorization Agreement.”

ARTICLE FIFTH

MISCELLANEOUS

        (a) Concerning Notices. Subject to the provisions of Section 13.01 of Exhibit 1 to this Indenture, any notice, request, demand, direction, consent, waiver, approval or other communication to be given to a party hereto or the Secretary, shall be deemed to have been sufficiently given or made when addressed to:

The Indenture Trustee as:
Bankers Trust Company Corporate Trust and Agency Services Four Albany Street New York, New York 10006 Attention: Project Finance Group
The Agent:
Citicorp North America, Inc. Attn: Structured Trade Finance 399 Park Avenue New York, New York 10043
The Shipowner as:
ENSCO Offshore Company 2700 Fountain Place 1445 Ross Avenue Dallas, Texas, 75202 Attention: Corporate Secretary
The Secretary as:
SECRETARY OF TRANSPORTATION c/o Maritime Administrator U.S. Department of Transportation 400 Seventh Street, SW Washington, D.C. 20590

        (b) Governing Law. This Indenture and each Obligation shall be construed, enforced, and governed by the federal laws of the United States of America, but to the extent they are inapplicable, then by the laws of the State of New York of the United States of America without regard to its conflict of laws provisions (other than Section 5-1401 of the New York General Obligations Law).

        (c) Jurisdiction and Consent to Suit. Any proceeding to enforce this Indenture may be brought in the United States Federal district court for the Southern District of New York. Each of the Shipowner and the Indenture Trustee hereby irrevocably waives any present or future objection to such venue, and for each of itself and in respect of any of its property hereby irrevocably consents and submits unconditionally to the non-exclusive jurisdiction of such court. Each of the Shipowner and the Indenture Trustee further irrevocably waives any claim that any such court is not a convenient forum for any such proceeding. The Shipowner agrees that any service of process, writ, judgment or other notice of legal process by a party in connection with this Indenture shall be deemed and held in every respect to be effectively served upon it in connection with such proceedings in such court, if delivered to CT Corporation, presently located at 111 Eighth Avenue, New York, New York 10011, United States of America, which it irrevocably designates and appoints as its authorized agent for the service of process by a party in connection with this Agreement in the United States Federal district court for the Southern District of New York. The Shipowner further agrees that final judgment against it in any such action or proceeding arising out of or relating to this Indenture shall be conclusive and may be enforced in any other jurisdiction within or outside the United States of America by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of that fact and of the judgment.

        (d) Execution of Counterparts. This Indenture may be executed in any number of counterparts. All such counterparts shall be deemed t be originals, and shall constitute but one and the same instrument.

        IN WITNESS WHEREOF, this Trust Indenture has been duly executed by the parties hereto as of the day and year first above written.

ENSCO OFSHORE COMPANY, Shipowner

Attest:	BY: Name: Title: BANKERS TRUST COMPANY, solely in its capacity as Indenture Trustee

Attest:	BY: Name: Title:

Schedule A to the Indenture
Document 5.03

Schedule of Definitions

"Act" means the Merchant Marine Act, 1936, as amended and in effect on the Closing Date.

"Advance" shall mean the funding under the Credit Agreement of any portion of the Note.

"Advance Date" means, in relation to any Advance, the Business Day on which the applicable Lender shall have initially funded the outstanding principal amount thereof.

"Act of Obligees" means any request, demand, authorization, direction, notice, consent, waiver or other action to be given or taken by the Obligees and embodied in one or more documents as required by the Indenture.

"Agent" means Citicorp North America, Inc., a Delaware corporation, as Agent for the Primary Lender under the Credit Agreement, and any successor Primary Lender Agent under the Credit Agreement.

"Alternate Lender" means Citibank, N.A., a national banking association, as Alternate Lender under the Credit Agreement, and any successor Alternate Lender.

"Applicable Interest Rate" (i) with respect to the Bonds, means the fixed rate of interest per annum as provided in such Bonds and (ii) with respect to the Note, has the following meaning:

(a) with respect to any portion of the Note that is funded by the Primary Lender through its issuance of commercial paper notes and so long as the Primary Lender is the holder of the indebtedness related to such funded portion, the sum of (i) the Primary Lender's weighted average cost (defined below) related to the issuance of commercial paper notes and other short-term borrowings or the sale of participation interests (collectively, "Commercial Paper"), which in each case have been allocated by the Primary Lender to the Note, which rate includes related issuance costs incurred by the Primary Lender plus (ii) 0.15% per annum, as calculated by the Indenture Trustee for each Interest Period based on the weighted average cost of Commercial Paper specified in a written notice sent by the Agent to the Indenture Trustee, the Shipowner and the Secretary at least five (5) Business Days prior to each Interest Payment Date on which the interest so calculated is payable. The Applicable Interest Rate shall, based on such notice, be specified in a written notice sent by the Indenture Trustee to the Shipowner, the Agent and the Secretary at least four (4) Business Days prior to each Interest Payment Date on which the interest so calculated is payable. For purposes of the foregoing, the Primary Lender's "weighted average cost" of Commercial Paper shall consist of (i) the actual interest or discount paid to purchasers of Commercial Paper, (ii) the costs associated with the issuance of the Commercial Paper and (iii) other borrowings the Primary Lender may incur, including the amount to fund small or odd dollar amounts that are not easily accommodated in the commercial paper market; and

(b) with respect to any portion of the Note that is funded by the Alternate Lender or to the extent that a portion of the Note held by the Primary Lender is assigned to the Alternate Lender or to any other assignee, then, from and after the applicable Advance Date or the effective date of such assignment, as the case may be, a rate per annum equal to LIBOR plus 0.15%; provided, however, that, if the Indenture Trustee shall have received notice from the Alternate Lender or assignee that such Alternate Lender or assignee shall have determined, prior to the commencement of any Interest Period that: (A) Dollar deposits of sufficient amount and maturity for funding an Advance are not available to such Lender in the London interbank market in the ordinary course of business; or (B) by reason of circumstances affecting the relevant market, adequate and fair means do not exist for ascertaining the rate of interest to be applicable to the Note; or (C) the relevant rate of interest referred to in the definition of LIBOR which is to be used to determine the rate of interest for the Note does not cover the funding cost to such Lender of funding or maintaining the Note; or (D) the Lender is unable to establish LIBOR for the relevant Interest Period; then, in any such event, the Indenture Trustee shall give notice to the Shipowner and the Secretary of such condition and interest shall, effective as of the date of such notice and so long as such condition shall exist, accrue during each applicable Interest Period at the Federal Funds Rate plus 0.15%; provided, further, however that if, in the applicable Lender's reasonable judgment, it becomes unlawful at any time for such Lender to make or maintain fundings under the Note based upon LIBOR, the Lender shall so notify the Indenture Trustee and the Secretary, who shall give notice to the Shipowner of such determination and, effective, as of the date of such notice and so long as such condition shall exist, interest shall thereafter accrue during each applicable Interest Period at the Federal Funds Rate plus 0.15%.

"Authorization Agreement" means the Authorization Agreement, Contract No. MA-13551, between the Secretary and the Indenture Trustee, whereby the Secretary authorizes the Guarantee of the United States to be endorsed on each of the Obligations, as the same is originally executed, or as modified, amended or supplemented therein.

"Authorized Newspapers" means The Wall Street Journal and The Journal of Commerce or if they cease to exist, then in such other newspapers as the Secretary may designate.

"Benchmark Rate" means, as of any date of determination:

     (i) either (a) if and so long as the Note is funded by the Primary Lender through its issuance of commercial paper notes, then the Fed AA Composite Rate calculated by the Federal Reserve Bank for commercial paper with a designated maturity of thirty (30) days as reported on Telerate Access Service (page 120 or the relevant page at the date of determination) or, if such data cease to be available, any publicly available sources of similar market data representing an average rate of AA-rated commercial paper with comparable maturities, as selected by the Indenture Trustee at approximately 10:00 a.m. (New York City time) on the date of determination, or (b) if the Note has been funded by the Alternate Lender, then the higher of (i) the Applicable Interest Rate most recently quoted by the Agent or (ii) the rate of interest per annum determined by the Indenture Trustee to be equal to the arithmetic mean of the offered rates, if any, for deposits in Dollars having a maturity of six months commencing on the second succeeding Business Day and appearing on Telerate Page 3750 or any equivalent successor to the relevant page as of approximately 10:00 a.m. (New York City time) on the date of determination, or, if no such offered rates appear on such Telerate Page 3750, then the rate per annum determined by the Indenture Trustee to be equal to the arithmetic mean of the rates notified to the Indenture Trustee as the rates which five selected money center banks were offering to prime banks in the London Interbank Market at or about 11:00 a.m. (London time) on the date of such determination for deposits in Dollars for a six-month period to commence on the second succeeding Business Day; and

     (ii) an interest rate per annum determined by the Indenture Trustee as equivalent to the yield of most recently issued United States Treasury securities having maturities of ten (10) years, respectively, as determined by reference to the yields as indicated by Telerate Access Service (page 8003 or the relevant page at the date of determination indicating such yields) or, if such data cease to be available, any publicly available sources of similar market data selected by the Indenture Trustee at approximately 10:00 a.m. (New York City time) on the date of determination.

"Bond" means any Bond issued pursuant to the applicable Bond Purchase Agreement in the form attached as an exhibit to the Indenture.

"Bond Closing Date" means any date on which the purchaser to be named in the Bond Purchase Agreement shall acquire Bonds in accordance with the terms thereof.

"Bond Purchase Agreement" means the agreement for the purchase of the Bonds, executed by the Shipowner and the purchasers named therein, as originally executed, modified or supplemented.

Breakage Fees" means, with respect to any prepayment of the Note to the extent that (i) the Note (or the portion so prepaid) is being "Breakage Fees" means, with respect to any prepayment of the Note to the extent that (i) the Note (or the portion so prepaid) is being funded by the Alternate Lender and (ii) such prepayment is other than on an Interest Payment Date, such amounts as such Alternate Lender has specified by written notice to the Indenture Trustee and the Shipowner as the amount necessary (in the reasonable judgment of the Alternate Lender) to compensate such Alternate Lender for any loss, expense or liability (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or redeployment of deposits from third parties or in connection with obtaining funds to maintain any funding under the Note) which such Alternate Lender reasonably determines is attributable to such prepayment.

"Business Day" means a day which is not a Saturday, Sunday or a bank holiday under the laws of the United States or the State of New York; provided, that with respect to any determination of LIBOR or matters relating thereto a Business Day means any such day described above on which dealings in Dollar deposits are carried on in the London interbank market and on which commercial banks in London are open for domestic and foreign exchange business.

"Commercial Paper" shall have the meaning set forth in the definition of Applicable Interest Rate.

"Corporate Trust Office" means the principal office of the Indenture Trustee at which, at any time, its corporate trust business is administered, which office is currently located at Four Albany Street, New York, New York 10006.

"CP Fixed Period" means, for any Advance or portion thereof funded through the Primary Lender's issuance of Commercial Paper, (i) a period of days commencing on the Advance Date for such Advance or portion thereof and ending any number of days thereafter not exceeding one hundred eighty (180) days as shall be selected by the Agent, and (ii) thereafter a period of days commencing on the last day of the prior CP Fixed Period and ending any number of days thereafter not exceeding one hundred eighty (180) days as shall be selected by the Agent; provided that:

     (i) any CP Fixed Period which would otherwise end on a date which is not a Business Day shall end on the next succeeding Business Day;

     (ii) any CP Fixed Period which commences before an Interest Payment Date and would otherwise end on a date later than such Interest Payment Date must end no later than such Interest Payment Date;

     (iii) in the event the Primary Lender assigns its interest in an Advance or any portion thereof to the Alternate Lender during the CP Fixed Period relating thereto, then the Agent shall immediately notify the Indenture Trustee and the Secretary of such fact and such CP Fixed Period shall end on the date on which the Primary Lender shall so assign such Advance or portion thereof; and

     (iv) if the Indenture Trustee has notified the Shipowner, the Secretary and the Agent pursuant to the Indenture that the applicable Benchmark Rate is equal to or greater than the Trigger Rate, all outstanding CP Fixed Periods shall immediately terminate on the next succeeding Business Day and all CP Fixed Periods thereafter occurring shall be a period of one (1) Business Day.

"Credit Agreement" means that certain agreement providing for a floating rate term loan facility to be executed by the Shipowner, as Borrower, Govco Incorporated, as Primary Lender, Citibank, N.A., as Alternate Lender, the Facility Agent and the Agent, as originally executed or as modified or supplemented in accordance with the applicable provisions thereof.

"Eurodollar Reserve Percentage" means with respect to any Interest Period the reserve percentage applicable to Citibank, N.A. during such period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such period during which such reserve shall be so applicable) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or marginal reserve requirement) for Citibank, N.A. in respect of liabilities or assets consisting of or including Eurocurrency Liabilities as that term is used in Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time, and as the same has been specified by written notice given from the Agent to the Shipowner, the Indenture Trustee and the Secretary.

"Facility Agent" means Citibank International plc, as Facility Agent under the Credit Agreement, and any successor Facility Agent under the Credit Agreement.

"Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day for such transactions received by Citibank, N.A. from three Federal funds brokers of recognized standing selected by it as specified by written notice from the Agent to the Shipowner, the Indenture Trustee and the Secretary delivered on each Monday (or if such day is not a Business Day, on the next succeeding Business Day) for the preceding calendar week.

"Guarantee" means each, and the "Guarantees" means every, guarantee of an Obligation by the United States pursuant to Title XI of the Act, as provided in the Authorization Agreement.

"Holder" means each, and "Holders" means every, registered holder of an Obligation.

Indenture" means the Trust Indenture dated as of the Closing Date between the Shipowner and the Indenture Trustee, as originally "Indenture" means the Trust Indenture dated as of the Closing Date between the Shipowner and the Indenture Trustee, as originally executed, or as modified, amended or supplemented.

"Indenture Default" has the meaning specified in Article VI of the Indenture.

"Indenture Trustee" means Bankers Trust Company, a New York banking corporation, and any successor trustee under the Indenture.

"Interest Payment Date" means with respect to any Obligation, the date when any installment of interest on such Obligation is due and payable.

"Interest Period" means, with respect to any Advance or portion thereof, (i) the period commencing on the Advance Date relating thereto and extending up to, but not including, the next Interest Payment Date; and (ii) thereafter, the period commencing on each Interest Payment Date and extending up to, but not including, the next Interest Payment Date; provided, that, in the event the Primary Lender assigns its interest to the Alternate Lender in an Advance or any portion thereof on a date other than an Interest Payment Date, then, upon written notice from the Agent to the Indenture Trustee of such event, (i) such Interest Period shall end on the date on which the Primary Lender shall so assign such Advance or such portion thereof and (ii) a new Interest Period with respect to such Advance or such shall commence on such date and shall end on the next Interest Payment Date.

"LIBOR" means, in relation to any Interest Period, an interest rate per annum equal to (i) the rate of interest per annum (rounded upward, if necessary, to the nearest 1/16 of 1%) quoted by the principal London office of Citibank, N. A., at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for the offering to leading banks in the London interbank market of U.S. Dollar deposits for a period and in an amount comparable to such Interest Period and the principal amount upon which interest is to be paid during such Interest Period; divided by (ii) one hundred percent (100%) minus the Eurodollar Reserve Percentage, as specified by the Agent in a written notice to the Shipowner, the Indenture Trustee and the Secretary given not later than one Business Day prior to such Interest Period (or, if such Interest Period commences as a result of an assignment from the Primary Lender to the Alternate Lender, given not later than the second Business Day of such Interest Period).

"Liquidation Fee" means an amount determined by the Agent and notified to the Indenture Trustee in writing as the amount owed under the Credit Agreement in connection with any prepayment of an Advance or portion thereof funded by the Primary Lender on any date other than the last day of a CP Fixed Period or in connection with any termination of a CP Fixed Period prior to its originally scheduled duration pursuant to clause (iv) or (v) of the proviso contained in the definition thereof, which amount shall be equal to (x) the amount of yield that the Primary Lender is required to pay to holders of its Commercial Paper during the Liquidation Period on an amount of commercial paper having an aggregate issue price equal to the amount of the Shipowner's prepayment or the outstanding principal amount of the Note previously allocated to the CP Fixed Period whose duration has been shortened less (y) the amount of the estimated investment earnings, as determined by the Agent and specified by written notice to the Indenture Trustee, on such prepayment amount or such outstanding principal amount during the Liquidation Period.

"Liquidation Period" means the period (i) commencing on the date on which a prepayment is made or a CP Fixed Period has been terminated prior to its scheduled duration pursuant to clause (iii) or (iv) of the proviso contained in the definition thereof and (ii) continuing to the earliest date on which the Primary Lender's total amount of Commercial Paper related to the funding of the related Note can be reduced (without prepayment thereof) by an amount equal to the amount of the Shipowner's prepayment or to the outstanding principal amount of the Note previously allocated to the CP Fixed Period whose duration has been shortened, as applicable.

"Make Whole Premium" means, with respect to Bonds of the same series, the amount which the Indenture Trustee determines as of the second Business Day prior to such Redemption Date is equal to the excess, if any, of the sum of the respective Payment Values (as defined below) of each Prospective Payment (as defined below). "Redemption" means, with respect to the redemption of Bonds, the repayment or prepayment of Bonds, as applicable.

"Mandatory Note Redemption Date" shall have the meaning set forth in Article Third, paragraph (b)(2) of the Indenture.

"Maturity" when used with respect to any Obligation, means the date on which the principal of such Obligation becomes due and payable as therein provided, whether at the Stated Maturity or by redemption or declaration of acceleration or otherwise.

"Mortgage" means the first preferred ship mortgage on the Vessel, Contract No. MA-13554, by the Shipowner to the Secretary, as originally executed, modified, amended or supplemented.

"Note" means the Note issued by the Shipowner pursuant to the Credit Agreement in the form attached as an exhibit to the Indenture..

"Obligation" means each and every obligation of the Shipowner bearing a Guarantee, including any Note or Bond, and authenticated and delivered pursuant to the Indenture and the Authorization Agreement.

"Obligation Register" has the meaning specified in Section 2.07 of the Indenture.

"Obligee" means each, and "Obligees" means every, Holder of an Obligation.

"Officer's Certificate" means a certificate conforming to Section 1.02 of the Indenture.

"Original Issue Date" means a date on which an Obligation was initially authenticated by the Indenture Trustee even if the Obligation is subsequently given a later date by reason of transfer, exchange or substitution.

"Outstanding" when used with reference to the Obligations, shall mean all Obligations theretofore issued under the Indenture, except: (1) Obligations Retired or Paid; and (2) Obligations in lieu of which other Obligations have been issued under the Indenture. Obligations which are not Outstanding shall not be entitled to any rights or benefits provided in the Indenture. For the purposes of Articles VI and X of the Indenture, and also in determining whether the Holders of a stated percentage of the principal amount of Outstanding Obligations have made an Act of Obligees required or permitted by the Indenture, Obligations owned by the Shipowner or by any Affiliate of the Shipowner shall be disregarded and deemed not to be Outstanding; provided that, for the purpose of determining whether the Indenture Trustee shall be protected in relying on any such Act of Obligees, only Obligations which the Indenture Trustee has actual knowledge are so owned shall be so disregarded and deemed not to be Outstanding.

"Paying Agent" means any bank or trust company meeting the qualifications in Sections 7.02(a) of the Indenture and appointed by the Shipowner under Section 4.02 of the Indenture to pay the principal of (and premium if any) or interest on the Obligations on behalf of the Shipowner.

"Payment Default" has the meaning specified in Section 6.01 of the Indenture.

"Payment Value" of each Prospective Payment (as defined below) shall be determined by discounting such Prospective Payment at the Reinvestment Rate for the period from the Payment Date on which such Prospective Payment was scheduled to be paid to the applicable Redemption Date. "Prospective Payment" means, with respect to any Bonds: (i) each scheduled interest payment on each scheduled principal amount to be prepaid; and (ii) the scheduled principal amount to be prepaid.

"Person" or "Persons" means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization, government, or any agency or political subdivision thereof.

"Primary Lender" means Govco Incorporated, a Delaware corporation, as Primary Lender under the Credit Agreement, and any successor Primary Lender.

"Redemption Date" means a date fixed for the redemption of an Obligation by the Indenture.

"Redemption Price" means the price at which an Obligation is redeemed under the Indenture.

"Reinvestment Rate" means the yield determined by the Indenture Trustee to be the yield of the issue of actively traded United States Treasury securities having a maturity equal to the Weighted Average Life to Final Maturity (as defined below); provided, however, that if such Weighted Average Life to Final Maturity is not equal to the maturity of an actively traded United States Treasury security (rounded to the nearest one-twelfth of a year), such yield shall be obtained by linear interpolation from the yields of actively traded Untied States Treasury securities having the greater maturity closest to and the lesser maturity closest to such Weighted Average Life to Final Maturity. The yields shall be determined by reference to the yields as indicated by Telerate Access Service (page 8003 or the relevant page at the date of determination indicating such yields) or, if such data cease to be available, any publicly available sources of similar market data selected by the Indenture Trustee at approximately 11:00 a.m. (New York City time) on the second Business Day prior to such Redemption Date.

"Remaining Dollar Years" means the sum of the amounts obtained by multiplying: (i) the amount of each remaining scheduled payment of principal of the Bonds and without giving effect to such Redemption (as defined above) by (ii) the number of years (rounded to the nearest one-twelfth) which will elapse between the Redemption Date and the Payment Date for such scheduled principal amount.

"Request" means a written request to a Person for the action therein specified, signed by a Responsible Officer of the Person making such request.

"Responsible Officer" means (1) in the case of any business entity, the chairman of the board of directors, the president, any executive or senior vice president, the secretary, the treasurer, member or partner, (2) in the case of any commercial bank, the chairman or vice-chairman of the executive committee of the board of directors or trustees, the president, any executive or senior vice president, the secretary, the treasurer, any trust officer, and (3) with respect to the Indenture Trustee, any Vice President, any Assistant Vice President, any Managing Director, any Assistant Secretary, any Assistant Treasurer, any Senior Trust Officer, any Assistant Trust Officer, any Trust Officer or any other officer associated with the corporate trust department of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

" Retired or Paid," as applied to Obligations and the indebtedness evidenced thereby, means that such Obligations shall be deemed to have been so retired or paid and shall no longer be entitled to any rights or benefits provided in the Indenture if: (1) such Obligations shall have been paid in full; (2) such Obligations shall have been canceled by the Indenture Trustee and shall have been delivered to the Indenture Trustee for cancellation; or (3) such Obligations shall have become due and payable at Maturity and funds sufficient for the payment of such Obligations (including interest to the date of Maturity, or in the case of a payment after Maturity, to the date of payment, together with any premium thereon) and available for such payment (whether as a result of payment pursuant to the Guarantees or otherwise) shall be held by the Indenture Trustee or any Paying Agent in trust for the purpose, or with irrevocable directions, to apply the same; provided that, the foregoing definition is subject to Section 6.08 of the Indenture.

"Secretary" means the Secretary of Transportation.

"Secretary's Notice" means a notice from the Secretary to the Indenture Trustee that a Default, within the meaning of Section 6.01(b) of the Security Agreement has occurred.

"Secretary's Supplemental Indenture" means a Supplemental Indenture, pursuant to Section 6.09 of the Indenture, evidencing the succession of the Secretary to the Shipowner, and the Secretary's assumption of the Shipowner's obligations under the Indenture.

"Security Agreement" means the security agreement, Contract No. MA-13552, dated as of the Closing Date, consisting of the special provisions, the general provisions and Schedule X thereto, executed by the Shipowner as security for the Secretary, as originally executed or as modified, amended or supplemented.

"Shipowner" means ENSCO Offshore Company, a Delaware corporation, and shall include its successors and assigns.

"Stated Maturity" means the date determinable as set forth in any Obligation as the final date on which the principal of such Obligation is due and payable.

"Title XI" means Title XI of the Act.

"Trigger Rate" means, with respect to the Benchmark Rate referred to in clause (i) of the definition thereof, 10.25% and, with respect to the Benchmark Rate referred to in clause (ii) of the definition thereof, 9.5%.

"Weighted Average Life to Final Maturity" means the number of years (rounded up to the nearest one-twelfth of a year) obtained by dividing: (i) the then Remaining Dollar Years (as defined above) by (ii) the total amount of the then remaining aggregate unpaid principal amount of such Bonds (including Bonds issued subsequent to the Closing Date) (without giving effect to such Redemption).

"Vessel" means the vessel, to be named ENSCO 7500, and financed with the Obligations.

Exhibit 1 to Indenture Document 5.02 GENERAL PROVISIONS
TABLE OF CONTENTS
ARTICLE I DEFINITIONS; OFFICER'S CERTIFICATE AND OPINIONS OF COUNSEL
		Page
SECTION 1.01	Definitions	1
SECTION 1.02	Officer's Certificate and Opinions of Counsel	1
ARTICLE II THE OBLIGATIONS

SECTION 2.01	Issuance of Obligations of Initial Series	1
SECTION 2.02	Additional Obligations; Obligations of Additional Series	2
SECTION 2.03	Legends on Obligations	2
SECTION 2.04	Dates of Obligations	2
SECTION 2.05	Execution of Obligations	2
SECTION 2.06	Authentication of Obligations and Guarantees	3
SECTION 2.07	Registration, Transfer and Exchange	3
SECTION 2.08	Who Treated as Owners	3
SECTION 2.09	Lost, Stolen, Destroyed or Mutilated Obligations	4
SECTION 2.10	Reacquired Obligations; Cancellation and Disposition of Obligations	2
ARTICLE III REDEMPTION OF OBLIGATIONS

SECTION 3.01	Redemptions Suspended During Default	5
SECTION 3.02	Redemptions Without Premium
	(a) Mandatory Sinking Fund Redemptions	5
	(b) Credit Against Mandatory Sinking Fund Redemptions	5
	(c) Optional Sinking Fund Redemptions	5
	(d) Mandatory Redemptions Without Premium	6
	(e) Adjustment of Redemptions of Obligations at Premium	6
SECTION 3.03	Optional Redempitons of Obligations at Premium	6
SECTION 3.04	Redemptions to Comply with Section 1104A(b)(2) of the Act	7
SECTION 3.05	Redemption After Total Loss, Requisition of Title, Seizure or Forfeiture of Vessel or Termination of Certain Contracts	7
SECTION 3.06	Redemption After Assumption by the Secretary	7
SECTION 3.07	Determination of Obligations to be Redeemed	7
SECTION 3.08	Notices of Redemption	7
SECTION 3.09	Deposit of Redemption Moneys	8
SECTION 3.10	Payment of Redemption Price	8
ARTICLE IV CASH HELD BY THE INDENTURE TRUSTEE OR PAYING AGENTS

SECTION 4.01	Generally	8
SECTION 4.02	Paying Agents	9
SECTION 4.03	Unclaimed Amounts	9
SECTION 4.04	Application of Funds	10
ARTICLE V SHIPOWNER'S REPRESENATIONS AND AGREEMENTS

SECTION 5.01	Authorization, Execution and Delivery of Indenture	10
SECTION 5.02	Payment	10
SECTION 5.03	Offices or Agencies of Shipowner	10
ARTICLE VI INDENTURE DEFAULTS AND REMEDIES
ARTICLE VII THE INDENTURE TRUSTEE
ARTICLE VIII CONSOLIDATION OR MERGER OF SHIPOWNER OR SALE OF VESSEL

SECTION 8.01	Consolidation or Merger of Shipowner or Sale of Vessel	19
ARTICLE IX ACTS OF OBLIGEES

SECTION 9.01	Acts of Obligees	20
ARTICLE X SUPPLEMENTAL INDENTURES
ARTICLE XI PERFORMANCE OF OBLIGATIONS TO SECRETARY

SECTION 11.01	Performance of Obligations to Secretary	22
ARTICLE XII SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 12.01	Satisfaction and Discharge of Indenture	22
ARTICLE XIII MISCELLANEOUS

SECTION 13.01	Notices and Demands	23
SECTION 13.02	Waivers of Notice	23
SECTION 13.03	Benefit of Indenture	23
SECTION 13.04	Execution of Counterparts	23
SECTION 13.05	Table of Contents; Titles and Headings	23
SECTION 13.06	Immunity of Incorporators, Stockholders. Limited Partners, Members, Officers and Directors	23

ARTICLE I

DEFINITIONS; OFFICER'S CERTIFICATES

AND OPINIONS OF COUNSEL

     SECTION 1.01. Definitions. For the purposes of this Indenture, capitalized terms shall have the meanings specified in Schedule A to the Indenture unless otherwise expressly provided.

     SECTION 1.02. Officer's Certificate and Opinions of Counsel. The Responsible Officer of the Person executing an Officer's Certificate with respect to a covenant or condition provided for in this Indenture shall certify that the officer (a) has read such covenant or condition; (b) has made or caused to be made such independent examination or investigation as is necessary to enable him to express an informed opinion with respect to such covenant or condition; and (c) believes to the best of his knowledge that such condition or covenant has been met. A lawyer issuing an Opinion of Counsel shall include the same representations, except that insofar as it relates to factual matters, if it is in the lawyer's professional opinion that reliance upon a certificate or an Opinion of Counsel is appropriate, the lawyer may so rely upon such certificate or opinion. Each Officer's Certificate and Opinion of Counsel shall set forth the pertinent supporting information and shall be subject to the Secretary's review of its adequacy and accuracy.

ARTICLE II
THE OBLIGATIONS

     SECTION 2.01. Issuance of Obligations of Initial Series. (a) At any time and from time to time after the execution and delivery of this Indenture, the Shipowner may deliver to the Indenture Trustee Obligations of the initial series issuable under this Indenture duly executed by the Shipowner, accompanied by a Request of the Shipowner, and thereupon the Indenture Trustee shall authenticate such Obligations, after endorsing thereon and authenticating the Guarantees of the United States in accordance with the Authorization Agreement, and shall deliver such Obligations and Guarantees in accordance with such Request. Each such Request shall specify the principal amounts, interest rates and Stated Maturities of the Obligations to be authenticated and the names and addresses of the Persons in whose name the Obligations are to be registered.

     (b) The initial series of Obligations shall set forth their respective principal amounts (in the denominations provided in the Special Provisions), interest rates per annum, and Stated Maturities, and shall be payable as to principal and interest and premium, if any, in any legal coin or currency of the United States and shall be subject to redemption as provided in Article III.

     (c) The principal and interest and any premium due on the Obligations shall be paid by (i) the Corporate Trust Office or (ii) a Paying Agent by (x) certified or official bank check mailed by first class postage prepaid to the addresses of the Obligees appearing on the Obligation Register or (y) at the request of an Obligee, received by the Indenture Trustee at least three Business Days prior to the date of payment, by wire transfer to a commercial bank in the United States or by credit to an account maintained by the Obligee with the Indenture Trustee without presentment of the Obligation. Prior to any sale, assignment or transfer of such Obligation, the Holder is required to present the Obligation to the Indenture Trustee so that a proper notation of all principal payments under (y) are made on the Obligation.

     (d) The Indenture Trustee agrees that within 30 days from the date of any payment of principal or interest when the same shall become due and payable by reason of Maturity or redemption, a Responsible Officer in the Corporate Trust Office of the Indenture Trustee shall ascertain to his satisfaction that checks in payment of such amounts have been mailed to the addresses of the Obligees as provided above, if payment is to be made by check, or if payment is to be made by wire transfer, or by credit to an account maintained by the Obligee with the Indenture Trustee, that such funds have been wired or credited, or if payment is to be made at the Corporate Trust Office, that funds were held by the Indenture Trustee for such payment on the date the payment was due. The Indenture Trustee shall have no obligation to determine whether such checks or payments were received by the Obligees.

     (e) If the Maturity of any Obligation or an Interest Payment Date for any Obligation shall be a day other than a Business Day, then such payment may be made on the next succeeding Business Day, with the same force and effect as if made on the nominal date for such payment, and no interest shall accrue thereon for the period after said nominal date.

     SECTION 2.02. Additional Obligations; Obligations of Additional Series. At any time, the Shipowner may, with the approval of the Secretary, issue additional Obligations of any series and Stated Maturity theretofore issued or of one or more additional series, which shall be for the purpose of aiding in financing or refinancing the construction, reconstruction or reconditioning of one or more of the Vessels and shall be (i) in such principal amount, and mature on such dates, bear interest at such rate or rates, be in such form or forms and have such other terms and provisions, as shall be set forth in a Supplemental Indenture providing for the issue thereof and (ii) guaranteed by the United States under the Act pursuant to a supplement to the Authorization Agreement.

     SECTION 2.03. Legends on Obligations. Any Obligation may have imprinted or stamped thereon any legend, consistent herewith, which is prescribed by the Shipowner and approved by the Indenture Trustee, and approved by the Secretary.

     SECTION 2.04. Dates of Obligations. Each Obligation of any series shall be dated the date of its authentication by the Indenture Trustee.

     SECTION 2.05. Execution of Obligations. The Obligations shall from time to time be executed on behalf of the Shipowner by a Responsible Officer thereof (whose signature may be a facsimile), and its corporate seal (which may be a facsimile), if any, shall be imprinted thereon and attested by its secretary, assistant secretary or assistant trust officer (whose signature may be a facsimile). If a Shipowner's officer, whose signature appears on any Obligation, shall cease to be such an officer before such Obligation shall have been authenticated by the Indenture Trustee, the Obligation nevertheless may be delivered with the same force and effect as though the person had not ceased to be a Shipowner's officer.

     SECTION 2.06. Authentication of Obligations and Guarantees. No Obligation or the Guarantee of the United States thereon shall be valid unless such Obligation shall bear thereon an authentication certificate, executed by the Indenture Trustee in accordance with the terms and conditions of the Authorization Agreement. A duly executed authentication certificate shall be conclusive evidence, and the only competent evidence, that such Obligation and such Guarantee have been duly executed, authenticated and delivered hereunder.

     SECTION 2.07. Registration, Transfer and Exchange. (a) The Indenture Trustee shall keep an Obligation Register at the Corporate Trust Office for the registration of ownership, transfers and exchanges of Obligations.

     (b) A registered Obligee may transfer an Obligation, at the Corporate Trust Office, by surrender of such Obligation for cancellation, accompanied by an instrument of transfer in form satisfactory to the Shipowner and the Indenture Trustee, duly executed by the Obligee or its duly authorized attorney, and thereupon the Shipowner shall execute, and the Indenture Trustee shall authenticate and deliver in the name of the transferee, a new Obligation, and the Guarantee of the United States thereon, in authorized denominations of like series, tenor, interest accrual date and Stated Maturity and for the same aggregate principal amount.

     (c) The Shipowner shall not be required to register transfers or make exchanges of (1) Obligations for a period of 15 days immediately prior to (A) an Interest Payment Date or (B) any selection of Obligations to be redeemed, (2) Obligations after demand for payment of the Guarantees and prior to the payment thereof or rescission of such demand pursuant to Section 6.02(a), or (3) any Obligation which has been selected for redemption in whole or in part. If any Obligation surrendered for transfer or exchange has been selected for redemption in whole or in part, there may be endorsed on any Obligation issued therefor an appropriate notation of such fact.

     (d) Any Obligation may be exchanged for a like principal amount of Obligations of the same series, tenor, interest accrual date and Stated Maturity but of different authorized denominations. Obligations to be exchanged shall be surrendered at the Corporate Trust Office, and the Shipowner shall execute, and the Indenture Trustee shall authenticate and deliver in exchange therefor, the Obligation or Obligations, and the Guarantee or Guarantees of the United States thereon, requested by the Obligee in accordance with this paragraph.

     (e) As a condition precedent to any transfer or exchange of Obligations, the Shipowner may require the payment of a sum sufficient to reimburse it for any taxes or other governmental charges that may be imposed with respect thereto and a sum not exceeding $2.00 for each Obligation delivered upon any such transfer or exchange.

     SECTION 2.08. Who Treated as Owners. The Shipowner, the Indenture Trustee, the Secretary, and any Paying Agent for the payment of principal of (and premium, if any) or interest on the Obligations may deem the Person in whose name any Obligation is registered in the Obligation Register as the absolute owner of such Obligation for all purposes, and neither the Shipowner, the Indenture Trustee, the Secretary, nor any such Paying Agent shall be affected by any notice to the contrary, whether such Obligation shall be past due or not. All payments of or on account of principal (and premium, if any) or interest, or pursuant to the Guarantee, to such registered Obligee shall be valid and effectual to satisfy and discharge the liability of the Shipowner and the Secretary to the extent of the sum or sums so paid, except as otherwise provided in Section 6.08.

     SECTION 2.09. Lost, Stolen, Destroyed or Mutilated Obligations. Upon receipt by the Shipowner and the Indenture Trustee of evidence satisfactory to them of the loss, theft, destruction or mutilation of any Outstanding Obligation (ALost Obligation@), the Shipowner may execute, and upon request of the Shipowner, the Indenture Trustee shall authenticate and deliver, a new replacement Obligation, with the Guarantee of the United States thereon, of like series, tenor, interest accrual date, principal amount and Stated Maturity (which may bear such notation as may be required by the Indenture Trustee and which shall bear a serial number different from that of the Lost Obligation) and in the event such Lost Obligation has or is about to become due and payable, the Indenture Trustee may deem the applicant with respect thereto to be the owner of said Obligation for the purpose of receiving any payments due on account thereof; provided that (1) the Shipowner, the Indenture Trustee and the Secretary shall receive an indemnity satisfactory to the Shipowner, the Indenture Trustee and the Secretary, (2) the Shipowner shall be reimbursed for all reasonable expenses (including any fees or expenses of the Indenture Trustee) incident thereto, and (3) a mutilated Obligation shall be surrendered. Once the Indenture Trustee has issued a replacement Obligation, the Lost Obligation shall not be enforceable. The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of Lost Obligations.

     SECTION 2.10. Reacquired Obligations; Cancellation and Disposition of Obligations. In the event the Shipowner shall reacquire any Obligations (whether by purchase or otherwise), such Obligations shall forthwith be delivered to the Indenture Trustee for cancellation. Except as provided in Section 3.10(b), all Obligations surrendered for the purpose of payment, redemption, transfer, exchange, or substitution, or in discharge in whole or in part of any sinking fund payment shall, if surrendered to the Shipowner or any Paying Agent, be delivered to the Indenture Trustee and shall be cancelled by it. No Obligation shall be authenticated in lieu of or in exchange for any Obligation cancelled as provided in this Section, except as may be expressly permitted by this Indenture. Obligations cancelled by the Indenture Trustee shall be delivered or disposed of as directed by a Request of the Shipowner.

ARTICLE III
REDEMPTION OF OBLIGATIONS

     SECTION 3.01. Redemptions Suspended During Default. Notwithstanding the following provisions of this Article III, neither the Shipowner nor the Indenture Trustee shall redeem any Obligations, except pursuant to Sections 3.04 or 3.05, during the continuance of any Indenture Default, except that, where the mailing of notice of redemption of any Obligations shall have theretofore been made, the Indenture Trustee shall redeem or cause to be redeemed such Obligations if it shall have received a sum sufficient for such redemption. Except as aforesaid, any moneys received by the Indenture Trustee for the redemption of Obligations which may not be applied to the redemption thereof shall be held in trust by the Indenture Trustee and applied in the following manner: (1) in case such Indenture Default or such event shall no longer be continuing, such moneys shall thereafter be applied to the redemption of Obligations in accordance with the applicable provisions of the Obligations and of this Article III, (2) in the event the Secretary shall have assumed the Obligations pursuant to Section 6.09 or shall have been required to pay the Guarantees, such moneys shall be paid over by the Indenture Trustee to the Secretary or (3) if no Obligation shall be Outstanding, and the Secretary shall not have been required to pay the Guarantees, such moneys shall be paid to the Shipowner.

     SECTION 3.02. Redemptions Without Premium. (a) Mandatory Sinking Fund Redemptions. The Obligations are subject to redemption at a Redemption Price equal to 100% of the principal amount thereof, together with interest accrued thereon to the Redemption Date, through the operation of a mandatory sinking fund providing for semi-annual redemption commencing and continuing on the dates and in the principal amounts specified in the Obligations, plus interest accrued thereon to the applicable sinking fund Redemption Date; provided, however, that in the event of any special redemption pursuant to Sections 3.04, 3.05 or 3.06 below, the principal amount of Obligations to be redeemed on each subsequent mandatory sinking fund Redemption Date shall be reduced by an amount equal to the principal amount of the Obligations retired by reason of such special redemption divided by the number of mandatory sinking fund Redemption Dates (including the Stated Maturity of the Obligations) scheduled thereafter.

     (b) Credit Against Mandatory Sinking Fund Redemptions. In lieu of making all or any part of any such mandatory sinking fund redemption of the Obligations, the Shipowner may, at its option, receive 100% credit for Obligations that have been (1) redeemed by the Shipowner pursuant to the optional redemption provision provided in subsection (c) below, or (2) purchased or acquired by the Shipowner (other than by redemption) and delivered to the Indenture Trustee for cancellation pursuant to Section 2.10 above. These Obligations shall be credited by the Indenture Trustee only under the following conditions: at least 40 days but not more than 60 days prior to the due date for such mandatory sinking fund redemption, the Shipowner delivers a Request to the Indenture Trustee, (i) specifying the principal amount of Obligations to be credited, (ii) certifying that none of the Obligations have previously been made the basis of any credit and that the Shipowner is not restricted by contract from seeking the requested credit, and (iii) presenting the uncancelled Obligations to be credited

     (c) Optional Sinking Fund Redemptions. At its option, the Shipowner may redeem on any mandatory sinking fund Redemption Date, at a redemption price equal to 100% of the principal amount thereof, an additional principal amount of Obligations up to the principal amount of the Obligations required to be redeemed under subsection (a) above on such date, and before any reduction pursuant to the proviso of that subsection. The right to make any such optional sinking fund redemption shall not be cumulative. If the Shipowner shall elect to make any such optional sinking fund redemption, the Shipowner shall, at least 40 days but not more than 60 days prior to such mandatory sinking fund Redemption Date, deliver to the Indenture Trustee a Request stating that the Shipowner intends to exercise its right as set forth in this subsection to make such optional sinking fund redemption and specifying the additional principal amount of Obligations which the Shipowner intends to redeem on such mandatory sinking fund Redemption Date.

     (d) Mandatory Redemptions Without Premium. The Obligations of each series shall be subject to redemption without premium when redemption is required by the conditions specified in Sections 3.02, 3.04, 3.05 and 3.06.

     (e) Adjustments of Redemption Payments. If there is an adjustment in mandatory redemption payments as a result of redemptions under this Section or any other provision of the Indenture, the Shipowner shall recompute the remaining mandatory redemption payments pursuant to such provisions and shall, at least 60 days prior to the next Interest Payment Date, submit to the Secretary for his review of such recomputation to ascertain compliance with the provisions of this Indenture, a table of revised mandatory redemption payments on the Obligations of such series reflecting the adjustments made pursuant to such provisions as a result of such redemption. Upon advice by the Secretary that he finds such recomputation to comply with such provisions, the Shipowner shall submit said table to the Indenture Trustee and the Indenture Trustee shall promptly submit a copy thereof to each Holder of an Obligation of such series.

     SECTION 3.03. Optional Redemptions of Obligations at Premium. At its option, the Shipowner may redeem the Obligations, in whole or in part, at any time, at the redemption prices specified in the Obligations, together with the interest accrued thereon; provided that, no such redemption shall be made prior to the date specified in the Special Provisions, directly or indirectly with the proceeds of, or in anticipation of, borrowing by or for the account of the Shipowner if such borrowing has an effective interest cost (calculated in accordance with generally accepted financial practice) of less than the rate of interest borne by the Obligations. The Shipowner may redeem such Obligations on a date at least 40 days but not more than 60 days from the Indenture Trustee's receipt of the Request to make such an optional redemption and specifying the Redemption Date and the principal amount of Obligations which the Shipowner intends to redeem. If this Request proposes a redemption prior to the date specified in the Special Provisions, the Shipowner shall include with the Request an Officer's Certificate stating that the redemption complies with the proviso relating to early redemptions.

     SECTION 3.04. Redemptions to Comply with Section 1104A(b)(2) of the Act. The Shipowner and the Secretary may Request a Redemption Date, at least 40 days but not more than 60 days from the Indenture Trustee's receipt of the Request, for the redemption of certain Obligations because the principal amount of the Outstanding Obligations are in excess of the amount eligible for guarantee by the United States under Section 1104A(b)(2) of the Act. Upon receipt, the Indenture Trustee shall promptly give notice to the Holders of the Redemption Date as provided in Section 3.08 and on that date shall redeem the principal amount of Obligations specified in the instruction together with the interest accrued thereon.

     SECTION 3.05. Redemption after Total Loss, Requisition of Title, Seizure or Forfeiture of a Vessel or Termination of Certain Contracts. The Shipowner and the Secretary may Request a Redemption Date, at least 40 days but not more than 60 days from the Indenture Trustee's receipt of the Request, for the redemption of certain Obligations because of (1) an actual, constructive, agreed or compromised total loss of a Vessel, (2) requisition of title to, or seizure or forfeiture of a Vessel or (3) termination of a primary Construction Contract. Upon receipt, the Indenture Trustee shall promptly give notice to the Holders of the Redemption Date as provided in Section 3.08 and on that date shall redeem such principal amount of Obligations together with the interest accrued thereon.

     SECTION 3.06. Redemption After Assumption by the Secretary. At any time after the Secretary has assumed the Obligations under Section 6.09 of the Indenture, the Secretary may Request a Redemption Date, at least 40 days but not more than 60 days from the Indenture Trustee's receipt of the Request, for the redemption of all or part of the Obligations. Upon receipt, the Indenture Trustee shall promptly give notice to the Holders of the Redemption Date as provided in Section 3.08 and on that date shall redeem such principal amount of Obligations together with the interest accrued thereon.

     SECTION 3.07. Determination of Obligations to be Redeemed. If less than all the Obligations are to be redeemed pursuant to Sections 3.03, 3.04 or 3.05, the Indenture Trustee shall select the particular Obligations to be redeemed by multiplying the total principal amount to be redeemed by a fraction, the numerator of which is the amount each Holder of an Outstanding Obligation is owed and the denominator is the total principal amount of the Outstanding Obligations, making adjustment so that the principal amount of any Obligation to be redeemed shall be $1,000 or an integral multiple thereof.

     SECTION 3.08. Notices of Redemption. (a) In case of any redemption of Obligations, whether mandatory or optional, the Indenture Trustee shall send a notice of redemption indicating (1) the Redemption Date, (2) the Redemption Price, (3) if only a part of such Obligations is to be redeemed, the numbers or other identification of the Obligations and the principal amount thereof to be redeemed, (4) the place of payment upon redemption and (5) that interest shall cease to accrue after the Redemption Date if the Indenture Trustee or any Paying Agent shall have in fact received the required moneys. A copy of the notice shall be mailed by first class mail, postage prepaid, at least 30 days prior to the Redemption Date, to each Holder of an Outstanding Obligation that is to be redeemed in whole or in part, at the last address appearing upon the Obligation Register.

     SECTION 3.09. Deposit of Redemption Moneys. Prior to the opening of business on any Redemption Date, the Shipowner shall cause to be deposited with the Indenture Trustee or with any Paying Agent an amount sufficient for such redemption with irrevocable directions to it to so apply the same. Failure to so deposit the amounts with the Indenture Trustee or the Paying Agent shall render any notice to redeem of no effect.

     SECTION 3.10. Payment of Redemption Price. (a) If notice of redemption shall have been given as provided above, the Obligations or portions thereof specified in such notice shall become due and payable on the Redemption Date and at the place of payment and the Redemption Price stated in such notice, and on and after said Redemption Date (unless the Shipowner shall default in payment of the Redemption price or shall decide to cancel the notice of optional redemption) interest on the Obligations or portions thereof so called for redemption shall cease to accrue. Upon presentation and surrender of such Obligations in accordance with such notice, such Obligations or the specified portions thereof shall be paid and redeemed at the applicable Redemption Price.

     (b) Upon presentation of any Obligation redeemed in part only, the Shipowner shall execute and the Indenture Trustee shall authenticate and deliver to the order of the Holder thereof, at the expense of the Shipowner, a new Obligation or Obligations of like series and Stated Maturity, of authorized denominations, having endorsed thereon a Guarantee executed by the Secretary, in principal amount equal to the unredeemed portion of the Obligation so presented, or, at the option of such Holder, there may be noted thereon by the Indenture Trustee or, at its direction, by any Paying Agent the payment of the portion of the principal amount of such Obligation so called for redemption.

ARTICLE IV
CASH HELD BY INDENTURE TRUSTEE OR PAYING AGENTS

     SECTION 4.01. Generally. (a) To the extent required by the Obligations, cash received by the Indenture Trustee or a Paying Agent shall be promptly paid to the Holders of the Outstanding Obligations and all other cash shall be held by the Indenture Trustee or a Paying Agent as a special deposit in trust for application in accordance with this Indenture.

     (b) Cash held by the Indenture Trustee or any Paying Agent (other than the Shipowner) under this Indenture: (1) need not be segregated; (2) shall not be invested; and (3) shall not bear interest except to the extent the Shipowner and the Indenture Trustee or Paying Agent may agree.

     SECTION 4.02. Paying Agents. (a) A Paying Agent appointed in writing by the Shipowner shall enter into a contract with the Indenture Trustee, agreeing that the Paying Agent will:

     (1) hold in trust all sums held by it for the payment of the principal of (and premium, if any) or interest on Obligations for the benefit of the Holders of such Obligations, and for the benefit of the Indenture Trustee;

     (2) forthwith give written notice to a Responsible Officer in the Corporate Trust Office signed by a Responsible Officer of the Paying Agent of (A) any payment by the Shipowner of the principal of (and premium, if any) or interest on Obligations, specifying the amount paid, segregated as to principal (premium, if any) and interest, and identifying each Obligation on which any payment was made by number, date, series, Stated Maturity and the name of the Obligee, and (B) any failure of the Shipowner to make any such payment when the same shall be due and payable; and

     (3) promptly, and in no event later than ten days after any payment made by it hereunder, give written notice to a Responsible Officer in the Corporate Trust Office of all payments of Obligations made by it, including and identifying all endorsements of payment made on Obligations by it, signed and containing the specified information as provided in subparagraph (2) above, and deliver for cancellation to the Indenture Trustee all Obligations surrendered to the Paying Agent.

     (b) The Shipowner may at any time cause to be paid to the Indenture Trustee all sums held in trust by any Paying Agent pursuant to this Section, such sums to be held by the Indenture Trustee upon the same trusts.

     SECTION 4.03. Unclaimed Amounts. Subject to applicable law, including State escheat laws, any moneys received by the Indenture Trustee or a Paying Agent, for the payment of Obligations or Guarantees and remaining unclaimed by the Holders thereof for 6 years after the date of the Maturity of said Obligations shall be paid to the Shipowner upon its delivery of a Request to the Indenture Trustee, unless the Secretary has previously paid the Guarantees, in which case it shall be paid only upon a request of the Secretary. In such event, such Holders shall thereafter be entitled to look only to the Person that received the unclaimed amounts for the payment thereof, and the Indenture Trustee or such Paying Agent, as the case may be, shall thereupon be relieved from all responsibility to such Holders. No such Request or payment shall be construed to extend any statutory period of limitations which would have been applicable in the absence of such Request or payment.

     SECTION 4.04. Application of Funds. If at any time the Indenture Trustee shall hold funds under Section 4.03, the application, distribution or payment of which is not governed by a Request of the Shipowner or the Secretary delivered pursuant to any provision of the Indenture, the Indenture Trustee shall give written notice, in the absence of an Indenture Default, thereof to the Shipowner or to the Secretary if the an Indenture Default exists or the Secretary has paid the Guarantees. The Shipowner or the Secretary, as applicable, shall promptly thereafter deliver to the Indenture Trustee a Request.

ARTICLE V
SHIPOWNER'S REPRESENTATIONS AND AGREEMENTS

     The Shipowner hereby represents and agrees, so long as Obligations are Outstanding, as follows:

     SECTION 5.01. Authorization, Execution and Delivery of Indenture. The Shipowner has duly authorized the execution and delivery of this Indenture.

     SECTION 5.02. Payment. The Shipowner will duly and punctually pay the principal of (and premium, if any) and interest on the Obligations according to the terms thereof and of this Indenture.

     SECTION 5.03. Offices or Agencies of Shipowner. The Shipowner shall at all times maintain an office in the location within the United States specified in Article Second of the Special Provisions. Obligations and demands to or upon the Shipowner may be presented for payment, registration of transfer and exchange at this office. The Corporate Trust Office and a Paying Agent shall also be deemed offices for such purpose.

ARTICLE VI
INDENTURE DEFAULTS AND REMEDIES

     SECTION 6.01. What Constitutes "Indenture Defaults." (a) Each of the following events shall constitute an "Indenture Default": (1) Default in the payment of the whole or any part of the principal or interest on any of the Outstanding Obligations when the same shall become due and payable, whether by reason of Maturity, redemption, acceleration or otherwise, or any default referred to in Section 6.08, and continuation of any such default for a period of 30 days (herein called a "Payment Default"); and (2) The giving of a Secretary's Notice to the Indenture Trustee.

     (b) The Indenture Trustee shall give to the Obligees, the Secretary and the Shipowner prompt notice in writing of any Indenture Default (unless such default shall have been remedied prior to the giving of such notice); provided that, the Indenture Trustee shall have no duty to give any such notice until a Responsible Officer of the Corporate Trust Office, has actual knowledge of such Indenture Default. The notice of an Indenture Default to the Obligees shall (1) specify the nature of such Indenture Default, (2) state that, by reason thereof, the Indenture Trustee is entitled under the Indenture to demand payment by the Secretary of the Guarantees, (3) set forth the provisions of Section 6.04(b)(3) and (5), and (4) advise the Obligees of the provisions of Section 6.02.

     SECTION 6.02. Demand for Payment of Guarantees. (a) If an Indenture Default shall have occurred and be continuing, the Indenture Trustee shall, no later than 60 days from the date of such Indenture Default, demand payment by the Secretary of the unpaid interest to the date of such payment on, and the unpaid balance of the principal of, all Outstanding Obligations, whereupon the entire unpaid principal amount of the Outstanding Obligations and all unpaid interest thereon shall become due and payable no later than 30 days from the date of such demand; provided that, in the case of a demand made as a result of a Payment Default, if, prior to the expiration of 30 days from the date of such demand and prior to any payment of the Guarantees by the Secretary, the Secretary shall find, and give written notice to the Shipowner and the Indenture Trustee to the effect that, there was no Payment Default or that such Payment Default was remedied prior to such demand, such demand and the Indenture Default shall be of no legal effect or consequence. In each such case, the Guarantees shall remain in full force and effect. The Indenture Trustee shall give to each Obligee and to the Shipowner prompt written notice of any demand made by the Indenture Trustee pursuant to this paragraph (a), any such notice to Obligees to be given as provided in Section 13.01.

     (b) If the Indenture Trustee shall not have made the demand referred to in paragraph (a) of this Section on or before the 30th day following an Indenture Default which shall have occurred and be continuing and if the Holders of all Outstanding Obligations shall not have theretofore elected to terminate the Guarantees as provided in Section 6.04(a)(2), any Holder of an Outstanding Obligation, by an Act of Obligees delivered to the Secretary (with copies thereof to the Indenture Trustee and the Shipowner), may, in place of the Indenture Trustee and on behalf of all Holders of Outstanding Obligations, make such demand, subject to all the provisions of, and with the effect provided in, paragraph (a) of this Section.

     SECTION 6.03. Appointment of Indenture Trustee and Holders of Outstanding Obligations as Attorneys-in-Fact. Each Holder of an Outstanding Obligation by the purchase and acceptance of its Obligation, irrevocably appoints the Indenture Trustee and each other Holder of an Outstanding Obligation its agent and attorney-in-fact for the purpose of making the demand provided for in Section 6.02 and (in the case of the Indenture Trustee) of receiving and distributing any payment or payments by the Secretary made pursuant to any such demand.

     SECTION 6.04. Termination and Payment of the Guarantees. (a) Except as otherwise provided in Section 6.08, the Guarantee with respect to any Obligation shall only terminate in case of the occurrence of one or more of the following events:

(1) Such Obligation shall have been Retired or Paid;

     (2) The Holders of all Outstanding Obligations shall have elected, by Act of Obligees delivered to the Secretary, to terminate the Guarantees;

     (3) Such Guarantee shall have been paid in full in cash by the Secretary; or

     (4) The Indenture Trustee and each Obligee shall have failed to demand payment of such Guarantee as provided herein or in such Guarantee or in the Act.

     (b) Subject to the provisions of Section 6.08, when the Secretary shall pay the Guarantees in full in cash to the Indenture Trustee:

     (1) The Indenture Trustee shall hold the entire amount thereof in trust for the sole purpose of providing for the payments specified in subparagraph (5) below;

     (2) No Obligation or Obligations shall thereafter be issued;

     (3) The Obligations (A) shall represent only the right to receive the payments from the Indenture Trustee specified in subparagraph (5) below, (B) shall otherwise no longer constitute or represent an obligation of the Shipowner, and (C) shall not be entitled to any other rights or benefits under this Indenture;

     (4) The Indenture Trustee shall forthwith give written notice to the Shipowner and to each of the Obligees, stating that it has received payment of the Guarantees in full in cash from the Secretary and that the same is available for distribution to the Obligees in the manner specified in subparagraph (5) below (and the Indenture Trustee shall give like notice to the Holders of the Obligations at least annually thereafter for a period of 6 years or until all Obligations shall have been cancelled, whichever is earlier); and

     (5) Upon the surrender for cancellation of any Obligation, the Indenture Trustee shall forthwith pay to the Holder of such Obligation in cash an amount (less the amount, if any, required to be withheld in respect of transfer or other taxes on payment to such Holder) equal to the unpaid principal amount of such Obligation and the unpaid interest accrued thereon to the date on which the Secretary shall have paid the Guarantees in full in cash to the Indenture Trustee.

     (c) If the Secretary shall not have paid the Guarantees in full in cash to the Indenture Trustee within 30 days after any demand therefor pursuant to Section 6.02 (whether or not because the Secretary makes any of the findings or takes the action referred to in the proviso of Section 6.02(a)), the Indenture Trustee shall give prompt written notice of such nonpayment to each Obligee and the Shipowner. If the Indenture Trustee shall have received notice of any of these findings or actions, such notice to each Obligee shall so state.

     SECTION 6.05. Rights of Indenture Trustee After Indenture Default. Unless the Guarantees have terminated as provided herein, the Indenture Trustee's sole right shall be to demand and receive payment of the Guarantees from the Secretary and to take all action, on behalf of itself and each Holder, to enforce its rights against the Secretary under the Guarantees, including but not limited to the institution and prosecution of all judicial and other proceedings. If the Guarantees have terminated under Section 6.04(a)(4) without payment by the Secretary, the Indenture Trustee shall have the right on behalf of itself and each Holder to take all action to enforce its rights directly against the Shipowner (but not the Secretary), including but not limited to the institution and prosecution of all judicial and other proceedings.

     SECTION 6.06. Obligees' Right to Direct Indenture Trustee After Indenture Default. (a) During the continuance of any Indenture Default, the Holders of a majority in principal amount of the Outstanding Obligations shall have the right, by an Act of Obligees, to direct the Indenture Trustee: (1) to exercise or to refrain from exercising any right or to enforce any remedy granted to it by this Indenture; and (2) to direct the time, method and place of the exercise of any such right or the enforcement of any such remedy; provided that, subject to Section 7.03, the Indenture Trustee shall have the right not to take any such action if it shall determine in good faith that the action would involve it in personal liability, would subject it to expenses against which it has not been offered adequate security and indemnity, or would be unjustly prejudicial to the Obligees not parties to such direction; and provided further that, notwithstanding any other provision of this Indenture to the contrary, the Indenture Trustee shall be obligated to demand payment of the Guarantees as provided in Section 6.02(a) unless the Holders of all the Outstanding Obligations shall have directed him not to make demand.

     (b) Nothing in paragraph (a) shall affect the right of any Obligee to institute any judicial or other proceeding, if the Indenture Trustee declines to do so, against the Secretary while the Guarantees are in effect or against the Shipowner or the Indenture Trustee if the guarantees have terminated under Section 6.04(a)(4); provided, however, that such action does not seek to obtain priority or preference over any other Obligees or to enforce any right under this Indenture, except for the equal and ratable benefit of all the Obligees.

     SECTION 6.07. Attorneys' Fees and Costs. In any proceeding for the enforcement of any right or remedy under this Indenture, or in any proceeding against the Indenture Trustee for any action taken or omitted by it as Indenture Trustee, the court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant, having due regard to the merits and good faith of the claims or defense made by such party litigant. The provisions of this Section shall not apply to any proceeding instituted by the Indenture Trustee or any proceeding instituted by any Obligee against the Secretary or the Shipowner for the payment of the principal of (and premium, if any) and interest on the Obligations.

     SECTION 6.08. Rescission of Payments. Notwithstanding any other provision of this Indenture, or of the Obligations, in the event that any payment to or on behalf of an Obligee of the principal of or interest due under any Obligation, or any portion of any such payment, shall at any time be repaid by such Obligee in compliance with a final order of a court of competent jurisdiction pursuant to any provision of the Bankruptcy Code or any Federal Law replacing or superseding such Code, or applicable state law, and regardless of whether there has been any previous Indenture Default and any payment pursuant thereto, or whether such Obligation shall theretofore have been acquired by the Shipowner or cancelled, or whether an instrument satisfying and discharging this Indenture shall have been executed and delivered, (1) such Obligation shall not be deemed to have been Retired or Paid and shall be deemed to be Outstanding, (2) the return of such payment in whole or in part in compliance with the order of such court shall constitute a default in payment of such Obligation within the meaning of Section 6.01(a), which default shall be deemed to have occurred on the date of such repayment and which default, if continued for 30 days, will constitute a Payment Default, (3) the Guarantee of such Obligation and (to the extent necessary to enforce such Obligation and Guarantee) this Indenture shall be in full force and effect, and (4) the Person required to return such payment or portion thereof shall be deemed for all purposes to be a Holder of such Obligation and entitled to enforce such Obligation and Guarantee to the extent of such repayment and, if there shall not be any Indenture Trustee hereunder then in office, such Person shall also be entitled to exercise on his own behalf all the rights of the Indenture Trustee hereunder necessary for such enforcement; provided that, in the event the Guarantee of any Obligation shall have terminated for reasons set forth in Section 6.04(a)(2) or (4) of this Indenture prior to the aforesaid date of repayment the provisions of this Section shall not apply to such Obligation.

     SECTION 6.09. Assumption of Obligations by Secretary. (a) Notwithstanding anything to the contrary contained herein, in the absence of a demand under Section 6.02 hereof and upon the occurrence of a default in the payment of any principal or interest due under the Obligations which has continued for 25 days or more or upon the Secretary's giving a Secretary's notice under this Indenture, the Secretary may, in its sole discretion, prior to receipt by the Secretary of demand for payment of the Guarantees in accordance with this Indenture, assume the rights and obligations of the Shipowner under this Indenture and the Obligations by (i) giving to the Shipowner and Indenture Trustee a signed notice stating that it has assumed the Obligations and the Indenture and (ii) making any payment of principal or interest which is due under the Obligations.

     (b) The Indenture Trustee and the Shipowner hereby agree that, upon the Indenture Trustee's receipt of the notice and payments referred to in paragraph (a)(i) and (ii) of this section, the Secretary's assumption shall, as of the date of the Secretary's execution of the notice, be effective and binding upon the Indenture Trustee and the Shipowner and their respective successors or assigns without further act or deed. Upon an assumption by the Secretary, the Secretary shall succeed to and be substituted for and may exercise every right and power of the Shipowner under this Indenture and the Obligation with the same force and effect as if the Secretary has been named as the Shipowner herein and therein. The Secretary may exercise its rights under this section as often as it deems appropriate in its sole discretion.

ARTICLE VII
THE INDENTURE TRUSTEE

     SECTION 7.01. Acceptance of Trusts. The Indenture Trustee hereby accepts the trusts of this Indenture.

     SECTION 7.02. Eligibility of Indenture Trustee. (a) The Indenture Trustee shall at all times be a bank with corporate trust powers or trust company which (1) is organized and doing business under the laws of the United States, any state or territory thereof, (2) has a combined capital and surplus (as set forth in its most recent published report of condition) of at least $25,000,000, and (3) shall not have become incapable of acting or have been adjudged a bankrupt or an insolvent nor have had a receiver appointed for itself or for any of its property, nor have had a public officer take charge or control of it or its property or affairs for the purpose of rehabilitation, conservation or liquidation.

     (b) Should the Indenture Trustee at any time cease to be eligible, pursuant to this Section, to act as trustee, it shall promptly notify the Obligees, the Shipowner and the Secretary of such fact; and should the Shipowner obtain knowledge of such ineligibility, it shall promptly advise the Indenture Trustee, the Secretary, and the Obligees of all the relevant facts.

     SECTION 7.03. Rights and Duties of Indenture Trustee. (a) The Indenture Trustee shall not be responsible for the correctness of the Recitals in the Special Provisions hereof or in the Obligations (except the Indenture Trustee's authentication certificate thereon), all of which Recitals are statements made solely by the Shipowner.

     (b) The Indenture Trustee shall not be responsible for the validity, execution by other parties thereto, or sufficiency of this Indenture, the Authorization Agreement, the Obligations or the Guarantees.

     (c) The Indenture Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     (d) Except during the continuance of any Indenture Default, the Indenture Trustee shall perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee.

     (e) No provision of this Indenture shall relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct; provided that:

     (1) Except during the continuance of an Indenture Default, in the absence of bad faith on the part of the Indenture Trustee, the Indenture Trustee may conclusively rely upon certificates or opinions conforming to the requirements of this Indenture as to the truth of the statements and the correctness of the opinions expressed therein; and

     (2) The Indenture Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with an Act of Obligees relating to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee.

     (f) Subject to paragraph (i) of this Section, the Indenture Trustee shall be under a duty to examine certificates and opinions required by this Indenture to be furnished to it to determine whether or not they conform to the requirements hereof.

     (g) Subject to paragraph (c) of this Section, the Indenture Trustee may rely and shall be protected in acting upon any resolution, certificate, opinion, notice, request, consent, order, appraisal, report, bond, or other paper or document believed by it to be genuine, to have been signed by the proper party or parties and to be in conformity with the provisions of this Indenture.

     (h) Subject to paragraph (c) of this Section, in all cases where this Indenture does not make express provision as to the evidence on which the Indenture Trustee may act or refrain from acting, the Indenture Trustee shall be protected in acting or refraining from acting hereunder in reliance upon an Officer's Certificate as to the existence or nonexistence of any fact.

     (i) Subject to paragraph (c) of this Section, the Indenture Trustee may consult with counsel satisfactory to the Indenture Trustee, and an Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel.

     (j) Whenever it is provided that the Indenture Trustee shall take any action, including the giving of any notice or the making of any demand, or refrain from taking any action upon the happening or continuation of a specified event (including an Indenture Default) or upon the fulfillment of any condition or upon the Request of the Shipowner or of Obligees or upon receipt of any notice, including a Secretary's Notice, the Indenture Trustee shall, subject to paragraph (c) of this Section, have no liability for failure to take such action or for failure to refrain from taking such action until a Responsible Officer in the Corporate Trust Office, has actual knowledge of such event or continuation thereof or the fulfillment of such conditions or shall have received such Request.

     (k) Subject to paragraph (c) of this Section, the Indenture Trustee shall not be under any obligation to exercise any of the trusts or powers hereof at the request, order or direction of any Obligees or the Secretary, unless such Obligees or the Secretary shall have offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities to be incurred thereby.

     (l) The Indenture Trustee, in its individual or any other capacity, may become the owner or pledgee of Obligations with the same rights it would have if it were not Indenture Trustee.

     (m) Notwithstanding any other provision of this Indenture, the Indenture Trustee shall not take any action contrary to the terms of the Authorization Agreement, and any such purported action or any attempt to take such action shall be void and of no effect.

     (n) No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (o) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section.

     (p) Upon the execution and delivery of an instrument satisfying and discharging this Indenture as provided in Section 12.01 hereof, all duties and obligations of the Indenture Trustee hereunder (except with respect to the application of funds for the payment of Obligations then held by the Indenture Trustee) shall cease and shall not thereafter be revived, whether or not the Indenture shall thereafter be in full force and effect as provided in Section 6.08.

     (q) Notwithstanding any other provision of this Indenture or the Authorization Agreement, the Indenture Trustee shall have no duty to exercise any of its rights or powers hereunder with respect to a Payment Default by reason of a repayment referred to in Section 6.08 unless and until it shall have received notice of such default and information concerning (1) the date thereof, (2) the Obligation to which such repayment relates, (3) the Person making such repayment, (4) the amounts of such repayment attributable to principal, premium and interest on such Obligation, and (5) the Interest Payment Date or other date on which the Obligee received the moneys to which the court order mentioned in Section 6.08 relates.

     SECTION 7.04. Compensation, Expenses and Indemnification of Indenture Trustee. The Shipowner shall (1) pay reasonable compensation to the Indenture Trustee and reimburse it for its reasonable expenses and disbursements (including counsel fees and expenses) and (2) indemnify the Indenture Trustee for, and hold it harmless against, any loss, liability or expense which it may incur or suffer without negligence or bad faith in acting under this Indenture or the Authorization Agreement. The compensation of the Indenture Trustee shall not be limited to the compensation provided by law for a trustee acting under an express trust.

     SECTION 7.05. Resignation and Removal of Indenture Trustee. (a) The Indenture Trustee may resign at any time by giving written notice to the Shipowner. Within 10 days thereafter, the resigning Indenture Trustee shall give notice of such resignation to the Obligees in the manner provided in Section 13.01. If the resigning Indenture Trustee fails to do so within such 10-day period, within the next succeeding 10 days the Shipowner shall give such notice in the same manner.

     (b) The Indenture Trustee may at any time be removed by (1) written notice to the Indenture Trustee and the Shipowner by the Holders of a majority in principal amount of the Outstanding Obligations; or (2) written notice to the Indenture Trustee by the Shipowner or the Secretary that the Indenture Trustee has ceased to be eligible under Section 7.02(a).

     (c) Any resignation or removal of the Indenture Trustee shall be effective only upon appointment of a successor Indenture Trustee approved by the Secretary

     SECTION 7.06. Appointment of Successor Indenture Trustee. (a) If any notice of resignation or of removal shall have been given pursuant to Section 7.05, then a successor Indenture Trustee may be appointed by the Shipowner; provided that, if such successor Indenture Trustee is not so appointed (or has not accepted such appointment) within 15 calendar days after the giving of any such notice, such appointment may be made (1) by the Secretary or (2) by a court of competent jurisdiction upon the application of the Secretary, the Shipowner, the retiring Indenture Trustee or any Person who then is, and has been, the Holder of an Outstanding Obligation for at least 6 months.

     (b) No successor Indenture Trustee shall be appointed without the prior written consent of the Secretary and until such successor Indenture Trustee shall enter into an amendment to the Authorization Agreement as provided therein.

     (c) If a successor Indenture Trustee is appointed, approved by the Secretary and accepts such appointment, the Shipowner shall give notice to the Obligees of such appointment in the manner provided in Section 13.01. The failure of the Shipowner to give such notice shall not affect the validity of any such appointment.

     SECTION 7.07. Effect of Appointment of Successor Indenture Trustee. Each successor Indenture Trustee shall forthwith, without further act or deed, succeed to all the rights and duties of its predecessor in trust under this Indenture and the Authorization Agreement. Upon the written request of the successor Indenture Trustee or the Shipowner and upon payment by the Shipowner of all amounts due to such predecessor under this Indenture, such predecessor shall promptly deliver to such successor Indenture Trustee all sums held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Indenture Trustee under this Indenture and shall transfer, assign and confirm to the successor Indenture Trustee all its rights under this Indenture in such manner as deemed by such successor Indenture Trustee or the Shipowner to be necessary or appropriate in connection therewith.

     SECTION 7.08. Merger, Consolidation or Sale of Indenture Trustee. In the event of any merger (including for the purposes of this Section, the conversion of a state bank into a national banking association or vice versa) or consolidation of the Indenture Trustee into any other Person or in the event of the sale of all or substantially all the Indenture Trustee's corporate trust business, the Person resulting from such merger or consolidation, or the transferee in the case of any such sale, shall forthwith notify the Shipowner and, subject to Section 7.02(a) and 7.06(b), shall be the Indenture Trustee under this Indenture and the Authorization Agreement without further act or deed.

ARTICLE VIII

CONSOLIDATION OR MERGER OF SHIPOWNER OR SALE OF VESSEL

     SECTION 8.01. Consolidation or Merger of Shipowner or Sale of Vessel. (a) Nothing in this Indenture shall prevent any lawful consolidation or merger of the Shipowner with or into any other Person, or any sale of a Vessel by the Shipowner, the Secretary or a court of law to any other Person lawfully entitled to acquire and operate such Vessel or any sale by the Shipowner, the Secretary, or a court of law of all or substantially all of its assets to any other Person; provided that, except where the Shipowner shall be the Person surviving a merger or consolidation, either (1) the Person formed by or surviving such consolidation or merger, or the Person to which the sale of such Vessel shall be made, shall expressly assume, by Supplemental Indenture, the payment of the principal of and interest (and premium, if any) on the Proportionate Part of the Outstanding Obligations, as determined by the Secretary, relating to such Vessel and expressly assume the Shipowner's duties under the Indenture, or (2) to the extent that the Secretary determines that the Outstanding Obligations and the duties under the Indenture are not so assumed, the Shipowner shall redeem the principal amount of those unassumed Obligations in accordance with the terms of the Obligations and of the Indenture.

     (b) When a Person so assumes this Indenture and such Proportionate Part of the Outstanding Obligations, the Supplemental Indenture shall discharge and release the Shipowner from any and all obligations thereunder relating to such Proportionate Part of the Outstanding Obligations. In the event of such an assumption by a Person to whom a Vessel has been sold (1) such Person shall succeed to, and be substituted for, and may exercise every right and power of the original Shipowner with the same effect as if such successor Shipowner had been named as the Shipowner herein and (2) such Proportionate Part of the Outstanding Obligations shall be surrendered to the Indenture Trustee for appropriate notation or for the issuance of new Obligations in exchange for such Proportionate Part of the Outstanding Obligations in the name of the successor Shipowner, as required by the Secretary. The principal amount of the Proportionate Part of the Outstanding Obligations shall be determined by the Secretary.

ARTICLE IX
ACTS OF OBLIGEES

     SECTION 9.01. Acts of Obligees. (a) Except as herein otherwise expressly provided, an Act of Obligees shall become effective when it is delivered to the Indenture Trustee and, where it is expressly required, to the Shipowner and the Secretary. Proof of execution of any instrument appointing an agent or attorney to execute an Act of Obligees made in the manner of subsection (b) below shall be sufficient for any purpose of this Indenture.

     (b) The fact and date of the execution by any Person of any instrument referred to in paragraph (a) of this Section may be proved by the affidavit of a witness of such execution or by the certificate or acknowledgment of any notary public, stating that the individual signing such instrument acknowledged to him the execution thereof. The fact and date of the execution of any such instrument, or the authority of the Person executing the same, may also be proved in any other manner which the Indenture Trustee (or, if such instrument is addressed to the Secretary, the Secretary) deems sufficient.

     (c) Any Act of Obligees taken by the Holder of any Obligation shall bind every future Holder of any of the Obligations in respect of anything done or suffered to be done by the Indenture Trustee, any Paying Agent or the Shipowner in reliance thereon, whether or not notation of such action is made upon such Obligation.

ARTICLE X
SUPPLEMENTAL INDENTURES

     SECTION 10.01. Permissible Without Action by Obligees. The Shipowner, the Indenture Trustee, or, where applicable, the Secretary, may at any time, without the consent of or notice to any of the Obligees, subject to Sections 10.02 and 10.05, enter into an indenture or other instrument supplemental hereto and which thereafter shall form a part hereof, for any one or more of the following purposes:

(1) to add to the covenants of the Shipowner;

     (2) to evidence, pursuant to Article VIII, the succession of another corporation or entity to the Shipowner or any assumption of all or part of the Obligations;

     (3) to eliminate any right reserved to or conferred upon the Shipowner;

     (4) to make such provisions for the purpose of curing any ambiguity or correcting or supplementing any provisions in this Indenture as the Shipowner or the Secretary may deem necessary or desirable, provided such provisions are not inconsistent with this Indenture and shall not adversely affect the interests of the Obligees;

     (5) to provide for the issuance of additional Obligations of any series and Stated Maturity theretofore issued under this Indenture or to set forth the terms and provisions of any one or more additional series of Obligations in accordance with Section 2.04; or

     (6) to evidence the assumption pursuant to Section 6.09 by the Secretary of the Shipowner's obligations under this Indenture and the Outstanding Obligations.

     SECTION 10.02. Protection of Indenture Trustee. Upon receipt of a Request of the Shipowner that the Indenture Trustee execute any Supplemental Indenture and upon receipt of any Act of Obligees required pursuant to Section 10.04 and the consent of the Secretary required pursuant to Section 10.05, the Indenture Trustee shall enter into such Supplemental Indenture; provided that, the Indenture Trustee shall not be obligated to enter into any Supplemental Indenture which the Indenture Trustee believes adversely affects the Indenture Trustee's own rights, duties or immunities under this Indenture.

     SECTION 10.03. Reference in Obligations to Supplemental Indentures. Obligations authenticated and delivered after the execution and delivery of any Supplemental Indenture may, with the consent and approval of the Shipowner and the Indenture Trustee, contain a text modified to conform to such Supplemental Indenture or have imprinted or stamped thereon a legend with respect to such Supplemental Indenture, but no such modification or legend shall be necessary to make such Supplemental Indenture effective.

     SECTION 10.04. Waivers and Supplemental Indentures with Consent of Obligees. With the consent of the Holders of not less than 60% in principal amount of the Outstanding Obligations of each series affected thereby, by Act of Obligees delivered to the Shipowner and the Indenture Trustee, (x) compliance by the Shipowner with any of the terms of the Indenture may be waived or (y) the Shipowner and the Indenture Trustee may enter into any Supplemental Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of the Obligations issued under this Indenture; provided that, no such waiver or Supplemental Indenture shall:

     (a) Without the consent of all Obligees affected thereby (1) change the Stated Maturity or reduce the principal of any Obligation, (2) extend the time of payment of, or reduce the rate of, interest thereon, (3) change the due date of or reduce the amount of any mandatory sinking fund payment, (4) reduce any premium payable upon the redemption of any Obligation, or (5) change the coin or currency in which any Obligation or the interest thereon is payable; or

     (b) Without the consent of all Obligees (l) terminate or modify any of the Guarantees or the obligations of the Secretary thereunder, (2) reduce the amount of any of the Guarantees, (3) eliminate, modify or condition the duties of the Indenture Trustee to demand payment of the Guarantees or otherwise to comply with the provisions of Sections 6.02 and 6.04, (4) eliminate or reduce any of the eligibility requirements for the Indenture Trustee stated in Section 7.02, or (5) reduce the percentage in principal amount of the Outstanding Obligations of any series, the consent of whose Holders is required for any such Supplemental Indenture, or required for any waiver provided herein or to modify any of the provisions of this Section.

     It shall not be necessary for any Act of Obligees under this Section to approve the particular form of any proposed Supplemental Indenture, but it shall be sufficient if such Act shall approve the substance thereof. Promptly after the execution of any Supplemental Indenture pursuant to this Section, the Shipowner shall give notice thereof to the Obligees in the manner provided in Section 13.01. Any failure of the Shipowner to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such Supplemental Indenture.

     SECTION 10.05. Consent of Secretary. Subject to the provisions of Section 11.01, no waiver pursuant to Section 10.04 shall be effective, and neither the Shipowner nor the Indenture Trustee shall enter into any Supplemental Indenture, without the prior written consent of the Secretary, and any purported action or attempt to take such action forbidden to be taken by this Section shall be null and void ab initio and of no legal effect.

     SECTION 10.06. Continued Validity of the Guarantees. Notwithstanding anything herein to the contrary, this Indenture, the Guarantees and the Authorization Agreement shall each remain in full force and effect notwithstanding the assumption by the Secretary of the Obligations pursuant to Section 6.09, and pursuant to Section 1103(e) of the Act, the validity of the Guarantee of any Obligation shall be unaffected.

ARTICLE XI

PERFORMANCE OF OBLIGATIONS TO SECRETARY

     SECTION 11.01. Performance of Obligations to Secretary. Notwithstanding any provisions of this Indenture to the contrary, upon termination of the Guarantees pursuant to Section 6.04(a), each of the provisions of the Indenture which refers to the rights and duties of the Secretary shall not be effective and the Sections containing such provisions shall be read as though there were no such rights or duties.

ARTICLE XII

SATISFACTION AND DISCHARGE OF INDENTURE

     SECTION 12.01. Satisfaction and Discharge of Indenture. Whenever all Outstanding Obligations authenticated and delivered hereunder shall have been Retired or Paid the Indenture Trustee shall forthwith deliver to the Shipowner and the Secretary a duly executed instrument, in form submitted to it by the Shipowner and reasonably satisfactory to the Secretary, satisfying and discharging this Indenture and, at the time such form of instrument is submitted to the Indenture Trustee the Shipowner shall deliver to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided relating to the satisfaction and discharge of this Indenture have been complied with. Notwithstanding the satisfaction and discharge of this Indenture, the Obligations of the Shipowner to the Indenture Trustee under Section 7.04 shall survive.

ARTICLE XIII

MISCELLANEOUS

     SECTION 13.01. Notices and Demands. Any communication to, the Indenture Trustee, the Shipowner or the Secretary shall be deemed to have been sufficiently given or made by being mailed, registered or certified mail, postage prepaid, addressed to the Indenture Trustee, the Shipowner or the Secretary at their respective addresses appearing in the Special Provisions of this Indenture or at such other address as any of them may advise the others in writing from time to time. Any communication to, the Obligees shall be deemed to have been sufficiently given or made by being mailed, in the same manner, to the address of each Obligee last appearing on the Obligation Register.

     SECTION 13.02. Waivers of Notice. In any case where notice by mail or otherwise is provided herein, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event. Waivers of notice shall be filed with the Indenture Trustee, but such filing shall not be a condition precedent to the validity of any action taken thereon in reliance upon any such waiver.

     SECTION 13.03. Benefit of Indenture. This Indenture is for the sole benefit of the Shipowner, the Indenture Trustee, the Holders and (until the obligations to the Secretary shall have terminated as provided in Article XI) the Secretary.

     SECTION 13.04. Execution of Counterparts. This Indenture may be executed in any number of counterparts. All such counterparts shall be deemed to be original and shall together constitute but one and the same instrument.

     SECTION 13.05. Table of Contents; Titles and Headings. Any table of contents, the titles of the Articles and the headings of the Sections are not a part of this Indenture and shall not be deemed to affect the meaning or construction of any of its provisions.

     SECTION 13.06. Immunity of Incorporators, Stockholders, Limited Partners, Members, Officers and Directors. No recourse shall be had for any payment regarding any Obligation, or upon any provision of this Indenture, against any past, present or future incorporator, stockholder, limited partner, member, officer or director of the Shipowner or of any successor company, either directly or indirectly. It is expressly agreed that this Indenture and the Obligations are solely the obligations of the Shipowner.

EXHIBIT 2

Forms of Floating Rate Note, Guarantee and Trustee's

Authentication Certificate

S P E C I M E N N O T E

$194,855,000.00

No. 8

UNITED STATES GOVERNMENT GUARANTEED

SHIP FINANCING NOTE, 1999 SERIES

Floating Rate Note

Issued by

ENSCO OFFSHORE COMPANY

        Principal and interest guaranteed under Title XI of the Merchant Marine Act, 1936, as amended.

        ENSCO OFFSHORE COMPANY, a Delaware corporation (herein called the “Shipowner”), FOR VALUE RECEIVED, promises to pay to Citibank International plc, as Facility Agent for the Lenders under the Credit Agreement referred to below at the corporate offices of Bankers Trust Company, a New York banking corporation, in its capacity as Indenture Trustee, at Four Albany Street, New York, New York 10006, or at such other address of the Indenture Trustee or any Paying Agent as the Indenture Trustee may direct from time to time in writing, the principal sum of One Hundred Ninety-Four Million Eight Hundred Fifty-Five Thousand Dollars($194,855,000) on the earlier of (i) June 30, 2002 or (ii) the first Payment Date which occurs eighteen months or more after the Delivery Date, and to pay interest, semiannually on _______ and ________ of each year, commencing on _______, 2000, on the unpaid principal amount of this Note at the Applicable Interest Rate as defined in the Indenture, until payment of said principal sum has been made, and at the same rate per annum on any overdue principal.

        The principal of and the interest on this Note are payable in immediately available funds to the registered Holder hereof at the address specified above in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts therein provided the Shipowner and the registered owner may enter into other arrangements as to payment in accordance with the Special Provisions of the Indenture.

        Any repayment of principal hereon and the interest rate and Interest Period applicable thereto shall be recorded on the books and records of the Indenture Trustee, and the Indenture Trustee shall send in writing such information on each payment to the Holder, who shall endorse such information on Exhibit A to this Note prior to any negotiation hereof. The Shipowner agrees that, in any demand for payment pursuant to the provisions of the Indenture, the entries endorsed on Exhibit A to this Note and recorded on the books and records of the Indenture Trustee shall be prima facie evidence of the unpaid principal balance of this Note.

        This Note is designated as the “United States Government Guaranteed Ship Financing Note, 1999 Series”, issued under a Trust Indenture dated as of this date (said Trust Indenture, as the same may be amended, modified or supplemented from time to time as permitted thereunder, herein called the “Indenture”), among the Shipowner and Bankers Trust Company, a New York banking corporation, as Indenture Trustee (said Indenture Trustee, and its successor as defined in the Indenture, herein called the “Indenture Trustee”) to aid in financing the cost of the Vessel (as defined in the Indenture). Reference is hereby made to the Indenture for a definition of all capitalized terms used herein and not otherwise defined herein and a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Shipowner and the Indenture Trustee and the rights and limitations of rights of the Holder of this Note.

        In accordance with the terms of an Authorization Agreement dated as of this date (herein as in effect, the “Authorization Agreement”), between the United States of America, represented by the Secretary of Transportation, acting by and through the Maritime Administrator (herein called the “Secretary”) and the Indenture Trustee and by endorsement of the guarantee of the United States of America (herein called the “Guarantee”) on this Note and the authentication and delivery of the Guarantee by the Indenture Trustee, all pursuant to Title XI of the Merchant Marine Act, 1936, as amended and in effect on this date (herein called the “Act”), this Note is guaranteed by the United States of America as provided in the Authorization Agreement and in the Guarantee endorsed hereon. Reference is hereby made to the Authorization Agreement for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Secretary and the Indenture Trustee and the rights and limitations of rights of the Holder of this Note.

        Section 1103(d) of Title XI of the Act provides that:

        “The full faith and credit of the United States is pledged to the payment of all guarantees made under this title with respect to both principal and interest, including interest, as may be provided for in the guarantee, accruing between the date of default under a guaranteed obligation and the payment in full of the guarantee.”

        If an Indenture Default (defined in Section 6.01 of Exhibit 1 to the Indenture as a Payment Default or the giving of a Secretary’s Notice) shall have occurred and be continuing, the Indenture Trustee, as provided in the Indenture, shall promptly, but not later than sixty (60) days from the date of such Indenture Default, demand payment by the Secretary of the Guarantee, whereupon the entire unpaid principal amount of this Note then Outstanding and all unpaid interest thereon shall become due and payable in United States currency on the first to occur of the date which is thirty (30) days from the date of such demand or the date on which the Secretary pays the Guarantee. If no demand for payment of the Guarantee shall have been made by the Indenture Trustee on or before the thirtieth (30th) day following an Indenture Default, the Holder of this Note may, in the manner provided in the Indenture, make such demand in place of the Indenture Trustee. In the event of an Indenture Default of which the Secretary has actual knowledge, the Secretary, as provided in the Authorization Agreement, will publish notice in the Authorized Newspapers, which shall include “The Wall Street Journal” (all editions) and “The Journal of Commerce”, of the occurrence of such Indenture Default within thirty (30) days from the date of such Indenture Default unless demand for payment under the Guarantee shall previously have been made by the Indenture Trustee, but any failure to publish such notice or any defect therein shall not affect in any way any rights of the Indenture Trustee or any Holder of this Note in respect of such Indenture Default.

        Within thirty (30) days from the date of any demand for payment of the Guarantee, the Secretary shall pay to the Indenture Trustee, as agent and attorney-in-fact for the Holder of this Note, all of the unpaid interest to the date of such payment on, and the unpaid balance of the principal of, this Note in full, in United States currency in cash; provided that, in the case of a demand made as a result of a Payment Default, the Secretary shall not be required to make any such payment if within such thirty (30) day period (and prior to any payment of the Guarantee by the Secretary) the Secretary finds either that there was no Payment Default or that such Payment Default was remedied prior to the demand for payment of the Guarantee, in which event the Guarantee shall continue in full force and effect.

        The Holder of this Note by the purchase and acceptance hereof, hereby irrevocably appoints the Indenture Trustee as agent and attorney-in-fact for the purpose of making any demand for payment of the Guarantee and (in the case of the Indenture Trustee) of receiving and distributing such payment; provided that no action or failure to act by the Indenture Trustee shall affect the right of the Holder of this Note to take any action whatsoever permitted by law and not in violation of the terms of this Note or of the Indenture.

        In the event of (a) a default, continuing for twenty-five (25) days, in the payment of the principal of or interest on this Note when due or (b) any default under the Security Agreements, the Mortgages or any related agreement between the Secretary and the Shipowner or between the Secretary and any Shipowner, the Secretary shall have the right to and may, in its discretion by written notice given to the Indenture Trustee on or after said twenty-five (25) day period or after such default but prior to receipt by the Secretary of a demand in accordance with the Indenture for payment under the Guarantee, assume all of the rights and obligations of the Shipowner under the Indenture and the Note and, if such default relates to the payment of the principal of and interest on the Note, make all payments then in default under the Note.

        Any amount payable by the Secretary under the Guarantee shall not be subject to any claim or defense of the United States of America, the Secretary, or others, whether by way of counter-claim, set-off, reduction or otherwise. Further, the Holder of this Note shall have no right, title or interest in any collateral or security given by the Shipowner or any other person to the Secretary.

        After payment of the Guarantee by the Secretary to the Indenture Trustee, this Note (1) if it has not then been surrendered for cancellation or cancelled, shall represent only the right to receive payment in cash of an amount (less the amount, if any, required to be withheld in respect of transfer or other taxes on payments to the Holder of this Note) equal to the unpaid principal amount hereof and the unpaid interest accrued hereon to the date on which the Secretary shall have paid the Guarantee in full in cash to the Indenture Trustee, (2) shall otherwise no longer constitute or represent an obligation of the Shipowner, and (3) shall not be entitled to any other rights or benefits provided in the Indenture, subject to Section 6.08 of the Indenture.

        This Note may be prepaid or redeemed upon the terms and conditions provided in the Indenture, in whole or in part, at the option of the Shipowner, at any time or from time to time upon at least five (5) Business Days’ and not more than sixty (60) days’ prior notice given as provided in the Indenture.

        This Note is also subject to repayment, upon the terms and conditions provided in the Indenture and upon like notice, through the operation of a mandatory repayment schedule providing for the repayment on _____ and _______ of each year (each, a “Payment Date”), commencing on ________, 20__, and on each Payment Date thereafter to and including June 30, 2002, at one hundred percent (100%) of the principal amount thereof plus interest accrued thereon to such date, of a principal amount equal to the applicable semiannual installments indicated below and, on the earlier of (i) June 30, 2002 and (ii) the first Payment Date which occurs eighteen months or more after the Delivery Date, the entire unpaid principal amount of this Note shall be paid in full, together with all interest accrued thereon to such date, provided, however, that notwithstanding the foregoing provisions of this paragraph, that in case the principal amount of this Note shall be reduced by reason of any prepayment or redemption described in the second next succeeding paragraph, the principal amount of this Note to be repaid through the operation of the mandatory repayment schedule on each subsequent redemption date shall be subject to reduction as provided in the Indenture.

        As used in the foregoing paragraph, the applicable semi-annual principal installment due on any Payment Date listed below shall be the installment set forth opposite such Payment Date.

Payment Date	Installment Amount Due
,2000	$6,495,167
,2000	$6,495,167
,2001	$
, 2001	$

        This Note is also subject to redemption, upon the terms and conditions provided in the Indenture, in whole or in part, at one hundred percent (100%) of the principal amount thereof plus interest accrued thereon to the date of redemption, upon at least thirty (30) and not more than sixty (60) days’ prior notice: (a) in the event that Note must be redeemed so that the principal amount of all Obligations Outstanding after such redemption will not exceed eighty-seven and one-half percent (87.5%) of the depreciated actual cost or actual cost, as the case may be, of the Vessel financed by this Note, as determined by the Secretary, (b) in the event of an actual, constructive, agreed or compromised total loss of, or requisition of title to, or seizure or forfeiture of, such Vessel, (c) in the event that, after an assumption by the Secretary of this Note, a purchaser of such Vessel from the Secretary does not assume all the rights and obligations of the Shipowner under the Indenture relating to such Vessel or (d) in the event of a termination of a contract relating to the construction of the Vessel.

        This Note is also subject to redemption in full, upon the terms and conditions provided in the Indenture, at one hundred percent (100%) of the principal amount thereof plus interest accrued thereon to the date of redemption, in the event and to the extent that, as required or permitted under the Indenture, the Mandatory Note Redemption Date has occurred or the Note is paid and satisfied with the proceeds from the issuance of Bonds.

        This Note may also be redeemed upon the terms and conditions provided in the Indenture, in whole or in part, at the option of the Secretary, on any Interest Payment Date following an assumption of this Note and the Indenture by the Secretary and prior to any sale of the Vessel financed by this Note to a purchaser which assumes the Shipowner’s rights and obligations under this Note and the Indenture, upon at least thirty (30) and not more than sixty (60) days’ prior notice given as provided in the Indenture, at a Redemption Price equal to one hundred percent (100%) of the principal amount to be redeemed plus interest accrued to the date fixed for redemption.

        Any optional prepayment or redemption shall be subject to the receipt of the prepayment or redemption monies by the Indenture Trustee or any Paying Agent in accordance with the terms of the Indenture. Any amount of this Note called for prepayment or redemption shall (unless the Shipowner shall default in the payment of such amount at the applicable prepayment or redemption price plus accrued interest) cease to bear interest on and after the date fixed for prepayment or redemption.

        As provided in the Indenture and to the extent permitted thereby, compliance by the Shipowner with any of the terms of the Indenture may be waived, and the Indenture and the rights and obligations of the Shipowner and the rights of the Holder of this Note thereunder may be modified, at any time with the prior consent of the Secretary and, except as otherwise expressly provided in the Indenture, the consent of the Holder of at least sixty percent (60%) in principal amount of this Note in the manner and subject to the limitations set forth in the Indenture; provided that no such waiver or modification shall, without the consent of the Holder of this Note: (a) change the Stated Maturity or reduce the principal amount of this Note, (b) extend the time of payment of, or reduce the rate of, interest thereon, (c) change the due date of or reduce the amount of any scheduled payment, (d) reduce any premium payable upon the redemption thereof, (e) change the coin or currency in which any Obligation or the interest thereon is payable, (f) terminate or modify any of the Guarantee or the obligations of the United States of America thereunder, (g) reduce the amount of any of the Guarantee, (h) eliminate, modify or condition the duties of the Indenture Trustee to demand payment of the Guarantee, (i) eliminate or reduce the eligibility requirements of the Indenture Trustee, or (j) reduce the percentage of principal amount of Obligations the consent of whose Holder is required for any such modification or waiver.

        The Indenture provides that this Note shall no longer be entitled to any benefit provided therein if the Note shall have become due and payable at Maturity (whether by repayment, prepayment, redemption or otherwise) and funds sufficient for the payment thereof (including interest to the date fixed for such payment, together with any premium thereon) and available for such payment (1) shall be held by the Indenture Trustee or any Paying Agent, or (2) shall have been so held and shall thereafter have been paid to the Shipowner after having been unclaimed for six (6) years after the date of maturity thereof (whether by redemption or otherwise) or the date of payment of the Guarantee, except for the right, if any, of the Holder to receive payment from the Shipowner of any amounts paid to the Shipowner as provided in (2) above with respect to this Note, all subject, however, to the provisions of Section 6.08 of Exhibit 1 to the Indenture.

        This Note is transferable (to the extent permitted under Section 11.03 of the Credit Agreement) by the registered Holder or by his duly authorized attorney, at the Corporate Trust Office of the Indenture Trustee, upon surrender or cancellation of this Note, accompanied by an instrument of transfer in form satisfactory to the Shipowner and the Indenture Trustee, duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon a new, fully registered Note or Notes of like series and maturity for the same aggregate principal amount will be issued to the transferee in exchange therefor, each in the principal amount of One Thousand Dollars ($1,000) or any integral multiple thereof subject to the provisions of the Indenture. The Indenture provides that the Shipowner shall not be required to make transfers or exchanges of this Note (1) for a period of fifteen (15) days immediately prior to an interest payment date or (2) after demand for payment of the Guarantee and prior to payment thereof or rescission of such demand as provided in Section 6.02(a) of Exhibit 1 to the Indenture or (3) if all or any portion thereof has been selected for repayment, prepayment or redemption in whole or in part, except, in the case of a partial repayment, prepayment or redemption, as to the unredeemed portion being repaid, prepaid or redeemed in part.

        The Shipowner, the Secretary, the Indenture Trustee and any office or agency for the payment of Notes may deem and treat the person in whose name this Note is registered as the absolute owner thereof for all purposes, and neither the Shipowner, the Secretary, the Indenture Trustee, nor any such office or agency shall be affected by any notice to the contrary, whether this Note shall be past due or not.

        No recourse shall be had for the payment of principal of, or the interest or premium (if any) on, this Note, or for any claim based hereon or on the Indenture, against any incorporator or any past, present or future subscriber to the capital stock, stock-holder, officer or director of the Shipowner or of any successor corporation, as such, either directly or through the Shipowner or any such successor corporation, under any constitution, statute or rule of law or by the enforcement of any assessment, or otherwise, all such liability being expressly waived and released by the acceptance of this Note and by the terms of the Indenture; provided that nothing in this paragraph shall be deemed a waiver of any claim against any such incorporator, subscriber, stockholder, officer or director for fraud, misrepresentation, misappropriation of funds or willful misconduct on the part of such person.

        The Guarantee of the United States extends only to the principal and interest owed under this Note and only to the extent specified herein. The United States does not guarantee the payment of any other indebtedness of the Shipowner to the Holder or any other Person, no matter how the indebtedness arises or whether it is in any way related to the borrowings of the principal amount which is the subject of this Note, including, but not limited to, premium, the fees and expenses arising under that certain Credit Agreement dated as of this date by and among the Shipowner, Govco Incorporated as Primary Lender, Citibank, N.A., as Alternate Lender, Citicorp International plc, as Facility Agent and Citicorp North America, Inc., as Primary Lender Agent, the “Indemnified Amounts” as defined therein, commissions, Liquidation Fees, Breakage Fees, compensation under Section 4.04 of the Credit Agreement, “Taxes” or “Other Taxes” as defined in the Credit Agreement, default interest under Section 4.02(b) of the Credit Agreement and in the Indenture, interest for any “Post-Maturity Period” in excess of the “Guaranteed Interest” (as such terms are defined in the Credit Agreement), or any other charges, costs or expenses owed to any Person by the Shipowner under the Credit Agreement and not constituting principal or interest owed under this Note.

        This Note may not be amended or modified in any respect without the prior written consent of the Secretary.

        Neither this Note nor the Guarantee endorsed hereon shall be valid or become obligatory for any purpose until the Indenture Trustee shall have fully signed the authentication certificate endorsed hereon.

        IN WITNESS WHEREOF, the Shipowner has caused this Note to be duly executed by the manual or facsimile signatures of its duly authorized officers under its corporate seal or facsimile thereof.

Dated as of December 15, 1999.

ENSCO OFFSHORE COMPANY

BY:
Title
(SEAL)
Attest:

GUARANTEE OF THE UNITED STATES OF AMERICA
The United States of America, represented by the Secretary of Transportation, acting by and through the Maritime Administrator, pursuant to Title XI of the Merchant Marine Act, 1936, as amended, hereby guarantees to the Obligee of the Obligation annexed hereto, upon demand of the Obligee or his agent, payment of the unpaid interest on, and the unpaid balance of the principal of, such Obligation, including interest accruing between the date of default under such Obligation, and the payment in full of this Guarantee. The full faith and credit of the United States of America is pledged to the payment of this Guarantee. The validity of this Guarantee is incontestable in the hands of any Obligee of such Obligation. Payment of this Guarantee will be made in accordance with the provisions of such Obligation.

UNITED STATES OF AMERICA SECRETARY OF TRANSPORTATION

(SEAL OF THE DEPARTMENT OF TRANSPORTATION)

BY:
Maritime Administrator

TRUSTEE'S AUTHENTICATION CERTIFICATE
This is one of the Obligations described in the Indenture and the foregoing Guarantee is one of the Guarantees described in the Authorization Agreement.

Indenture Trustee

BY:
Authorized Officer

PAYMENTS ON ACCOUNT OF PRINCIPAL

Interest Period	Applicable Interest Rate	Payment Date	Amount of Principal Paid	Amount of Interest Owned	Amount of Interest Paid	Balance of Principal Unpaid